Exhibit 10.3

LEASE

by and between

BMR-650 E KENDALL B LLC,

a Delaware limited liability company

and

AVEO PHARMACEUTICALS, INC.,

a Delaware corporation

i

TABLE OF CONTENTS

(continued)

TABLE OF DEFINITIONS

Page

Accountant	12
ADA	17
Additional Rent	7
Affected Areas	38
Alterations	25
ANSI	42
Applicable Laws	3, 5, 8, 9, 10
Available ROFO Premises	63
Available ROFR Premises	64
Bankruptcy Code	50
Base Rent	3
Baseball Arbitrator	61
BMBL	33
Broker	54
Building	1
CC&R	18
Claims	17
Common Area	1
Cosmetic Alterations	26
Damage Repair Estimate	39
Default	49
Default Rate	49
DHHS	33
Discount Rate	51
Execution Date	1
Exempt Transfers	44
Existing Mortgagee	48
Exit Survey	42
FMV	61
Garage	20
Garage Operator	20
Garage Parking Spaces	20
Generator	24
Governmental Authority	8
Hazardous Material	32
Hazardous Materials Documents	33
HVAC	5
Independent Review	11
L/C Security	14
Land	1
Landlord	1, 54
Landlord Delay	6
Landlord Indemnitees	17
Landlord Parties	37

TABLE OF DEFINITIONS

(continued)

Page

Lease	1
Lender	17
Mortgagee	48
MWRA	18
New Tenant	35
Notice of Marketing	63
Notice of Offer	64
OFAC	56
Operating Expenses	8
Option	61
Option Notice	61
Phase 1 Premises	5
Phase 1 Premises Deadline	5
Phase 1 Premises Rent Commencement Date	5
Phase 1 Premises Tenant Improvements	5
Phase 2 Premises	5
Phase 2 Premises Rent Commencement Date	5
Phase 2 Premises Tenant Improvements	5
Premises	1
Property	1
Property Management Fee	11
Property Operations Agreements	18
REBA	61
REFA	61
Revenue Code	45
ROFO	63
ROFR	64
Rooftop Installation Area	57
Rules and Regulations	18
Security Deposit	14
Signage	16
SNDA	48
Specialty Alterations	27
Substantial Completion	6
Substantially Complete	6
Tenant	1
Tenant Improvements	6
Tenant Premises Notice	2
Tenant’s Affiliate	44
Tenant’s Parking Spaces	19
Tenant’s Rooftop Equipment	58
Tenant’s Share	10
Term	5
Term Expiration Date	5
Termination Notice	39

TABLE OF DEFINITIONS

(continued)

Page

TI Allowance	6
TI Deadline	6
Transfer	44
Transfer Date	44
Transfer Notice	44
UBC	34
Work Letter	6

v

LEASE

THIS LEASE (this “Lease”) is entered into as of this 9th day of May, 2012 (the “Execution Date”), by and between BMR-650 E Kendall B LLC, a Delaware limited liability company (“Landlord”), and AVEO Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property commonly known as Parcel B and described further on Exhibit A-1 attached hereto (the “Land”) and the improvements on the Property located at 650 East Kendall Street, Cambridge, Massachusetts, including the building and the Garage (as defined in Section 13.5) (collectively, the “Building”) in which the Premises (as defined below) are located; and

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located on a portion of the fourth (4th) floor, and the entire fifth (5th) and sixth (6th) floors, together with certain off-floor mechanical areas, of the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Building, Land and all landscaping, parking facilities, private drives and other improvements and appurtenances located thereon and related thereto, including the Building and other buildings located on the Land, are hereinafter collectively referred to as the “Property.” All portions of the Building and Property that are for the non-exclusive use of the tenants of the Property, such as service corridors, elevators, loading docks, public restrooms, public entranceways, lobbies and stairways, electric and telephone closets (other than those exclusively serving the Premises, if any), janitor closets, and other areas from time to time designated as common areas by Landlord (all to the extent located in the Building or on the Property) are hereinafter referred to as “Common Area.” The Premises exclude Common Areas, fan rooms, mechanical rooms, elevators wells, pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Property (exclusively or in common), and any exterior walls (including without limitation the roof and roof system) and structural members of the Building. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

Tenant shall have the right, on or before to June 1, 2012, in each case by written notice (a “Tenant Premises Notice”) to Landlord identifying the alternative demising of the Premises proposed by Tenant, to (x) reduce or expand the portion of the Premises located on the fourth floor by adjusting the location of the demising walls between the Premises and contiguous leaseable areas on the fourth floor by an amount not to exceed five thousand (5,000) square feet of Rentable Area, provided that the remainder of the leaseable areas on the fourth floor are readily leaseable for multi-tenant purposes in a first class office and laboratory building, as reasonably determined by Landlord; there is no adverse impact on Building systems or structure as a result of such adjustment; and/or (y) substitute alternative, existing off-floor mechanical locations in the Building for the off-floor mechanical portions of the Premises, provided that such areas are, in Landlord’s reasonable determination, of an equivalent aggregate Rentable Area, do not impose an inequitable allocation or use of similar mechanical spaces for tenant spaces in the Building, do not reduce any leaseable areas of the Building, and do not adversely affect Building operations or access. Within 10 days following the giving of a Tenant Premises Notice, Landlord shall approve the proposed revised Premises or disapprove such proposal with specific reasons therefor. Landlord’s failure to respond within such ten day period shall be deemed approval by Landlord. Following the adjustment of the Premises in accordance with this Section, the parties shall enter into an amendment to this Lease substituting the revised Premises plans for the applicable floors of the Premises for the Premises plans initially attached as Exhibit A hereto, and the annual Base Rent, Tenant’s Parking Spaces, and Tenant’s Pro Rata Share (as each term is defined below) shall be adjusted accordingly based on the change in Rentable Area of the Premises as determined by Landlord in accordance with Article 6, below.

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Areas and “Tenant’s Pro Rata Shares” are all subject to adjustment only as expressly provided in this Lease.

Definition or Provision	Means the Following (As of the Execution Date)
Rentable Area of Premises	126,065 square feet
Rentable Area of Building	291,498 square feet
Rentable Area of Lab Building	278,736 square feet
Tenant’s Pro Rata Share of Building	43.25%
Tenant’s Pro Rata Share of Lab Building	45.23%

2

2.3. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Phase 1 Premises Rent Commencement Date (as defined in Section 4.1 below), subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area for the Premises	Base Rent per Square Foot of Rentable Area of the Premises	Monthly Base Rent	Annual Base Rent
Phase 1 Premises Rent Commencement Date – the date immediately preceding the first (1st) anniversary of the Phase 1 Premises Rent Commencement Date	126,065	$54.50 annually	$572,545.21	$6,870,542.50

As further described in Section 4.1, below, Base Rent shall be prorated for the Premises between the Phase 1 and Phase 2 Premises, and only payable with respect to the Phase 1 Premises, until such time as the Phase 2 Premises Rent Commencement Date occurs.

2.4. Term Commencement Date: The date upon which Landlord delivers the Premises to Tenant in its “as is” condition as of the date hereof with a temporary demising wall constructed on the 4th floor of the Building that is reasonably sufficient for Tenant to secure such portion of the Premises, which date Landlord shall cause to occur no later than May 31, 2012.

2.5. Estimated Term Expiration Date: December 31, 2024.

2.6. Security Deposit: $2,862,726.

2.7. Permitted Use: Office and laboratory use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”). Tenant shall obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use.

3

2.8. Address for Rent Payment:	BMR-650 E Kendall B LLC

Pursuant to the following wire instructions:

Name of beneficiary: BMR-650 E Kendall B LLC
Account number: 153495105154
Bank Name: US Bank
Routing/Transit #: 122235821
Branch Name & Address: San Diego Main
600 W Broadway #100
San Diego, CA 92101

2.9. Address for Notices to Landlord:	BMR-650 E Kendall B LLC

17190 Bernardo Center Drive
San Diego, California 92128
Attn: Vice President, Real Estate Counsel

2.10. Address for Notices to Tenant:

Prior to the Rent Commencement Date:	AVEO Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139
Attn: Chief Financial Officer

On or after the Rent Commencement Date:	At the Premises

With a copy to:	Langer & McLaughlin, LLP
855 Boylston Street
Boston, MA 02116

2.11. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit A-1	Land
Exhibit B	Work Letter
Exhibit B-1	Scope of Landlord’s Demising Work
Exhibit C	Acknowledgement of Rent Commencement Date and Term Expiration Date
Exhibit D	Development Approvals
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Tenant’s Personal Property
Exhibit H	Form of Estoppel Certificate
Exhibit I	SNDA
Exhibit J	Rooftop Installation Area
Exhibit K	Kendall Square
Exhibit L	Tenant’s Signage Location

4

3. Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the Term Commencement Date and end on the date that is twelve (12) years after the actual Phase 1 Premises Rent Commencement Date (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein, provided that if the Phase 1 Premises Rent Commencement Date is not the first day of a calendar month, then the Term Expiration Date shall be the last day of the calendar month in which the twelfth (12th) anniversary of the Phase 1 Premises Rent Commencement Date occurs.

4. Possession and Commencement Date.

4.1. Landlord has delivered to Tenant, broom clean and free of occupants, and Tenant has accepted possession of, the Premises as of the date hereof. Landlord represents and warrants to Tenant that, as of the date hereof, the heating, ventilation and air-conditioning (“HVAC”), electrical, life safety and plumbing systems of the Building are in good working condition and, to the best of Landlord’s knowledge, not in violation of Applicable Laws applicable to office and laboratory use, generally. Tenant shall undertake its Tenant Improvements and occupy the Premises for the conduct of its business in two phases. The “Phase 1 Premises” shall consist of not less than twenty thousand (20,000) square feet of Rentable Area on the sixth (6th) floor of the Building identified by Tenant to Landlord no later than June 1, 2012 (the “Phase 1 Premises Deadline”). If Tenant fails to provide Landlord with such notice by the Phase 1 Premises Deadline, then the Phase 1 Premises shall be as shown on Exhibit B-2 attached hereto. Promptly following the Phase 1 Premises Deadline, the parties shall enter into a written instrument confirming the square footage of Rentable Area of the Phase 1 Premises. The “Phase 2 Premises” shall consist of the balance of the Premises. The Rent Commencement Date shall be determined separately for each Phase and Base Rent shall be prorated based on the ratio of square footage of the Phase 1 Premises to the entire Premises until such time as the “Rent Commencement Date” occurs with respect to the entire Premises (i.e., until such time as the Phase 2 Premises Rent Commencement Date occurs). The “Phase 1 Premises Rent Commencement Date” shall be the earlier of (a) the Date earlier to occur of (i) Substantial Completion of the work described on Exhibit B with respect to the Phase 1 Premises (the “Phase 1 Premises Tenant Improvements”), and (ii) January 1, 2013 and (b) the date on which Tenant has occupied any portion of the Phase 1 Premises for the conduct of its business, as opposed to occupying any portion of the Phase 1 Premises for the installation of the Tenant Improvements (as defined below). The “Phase 2 Premises Rent Commencement Date” shall be the earlier of (y) the Date that is the earlier to occur of (i) Substantial Completion of the work described on Exhibit B with respect to the Phase 2 Premises (the “Phase 2 Premises Tenant Improvements” and, together with the Phase 1 Premises Tenant Improvements, the

5

“Tenant Improvements”), and (ii) November 1, 2013 and (z) the date on which Tenant has occupied any portion of the Phase 2 Premises for the conduct of its business, as opposed to occupying any portion of the Phase 2 Premises for the installation of the Tenant Improvements. Each of the Phase 1 Premises Rent Commencement Date and the Phase 2 Premises Rent Commencement Date shall be subject to extension for Landlord Delay as further described in Section 4 of Exhibit B hereto. Each party shall execute and deliver to the other written acknowledgment of the actual Commencement Date, the actual Phase 1 Premises Rent Commencement Date, the actual Phase 2 Premises Rent Commencement Date and/or the Term Expiration Date within ten (10) business days after request by the other party, substantially in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Phase 1 Premises Rent Commencement Date, the Phase 2 Premises Rent Commencement Date, the Term Expiration Date or Landlord’s or Tenant’s liability hereunder. The term “Substantially Complete” or “Substantial Completion” means that the applicable Phase of Tenant Improvements is substantially complete in accordance with the Approved Plans (as defined in Exhibit B hereto), except for minor punch list items, and that Tenant is able to lawfully occupy the Premises for the conduct of its business in accordance with the Permitted Use.

4.2. Tenant shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”) at a cost to Landlord not to exceed Eighteen Million Nine Hundred Nine Thousand Seven Hundred Fifty and 00/100 Dollars ($18,909,750.00) (based upon One Hundred Fifty and 00/100 Dollars ($150.00) per square foot of Rentable Area (as defined below)) (the “TI Allowance”). The TI Allowance may be applied to the costs of (s) construction, (t) building permits and other permits, approvals, taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (u) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) Tenant’s soft costs or the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs to extent recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Notwithstanding the foregoing to the contrary, Tenant may apply up to ten percent (10%) of the TI Allowance toward the costs of Tenant’s architectural, engineering, and project management fees, data/telecom cabling, relocation expenses, and an additional amount up to ten percent (10%) of the TI Allowance towards the costs of Tenant’s furniture, fixtures and equipment installation related to the initial occupancy of the Premises. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Tenant shall have until May 31, 2014 (the “TI Deadline”) to requisition the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

4.3. The Phase 1 Premises and Phase 2 Premises are sometimes generically referred to herein as a “Phase”.

6

4.4. Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect.

5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business, except as expressly set forth in this Lease. Without in any way derogating from Landlord’s ongoing maintenance, repair and restoration obligations set forth elsewhere in this Lease, Tenant acknowledges that (a) it is familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the TI Allowance; provided, however, that Landlord shall separately demise that portion of the Premises located on the fourth (4th) floor of the Building separately as shown on Exhibit B-1 attached hereto and furnish and provide a reception desk in the main building lobby as further provided in Exhibit B, at Landlord’s sole cost and expense (in addition to the TI Allowance).

6. Rentable Area. The Rentable Areas initially set forth herein are deemed conclusive between the parties and are not subject to remeasurement, except that in the event that the size of the Premises or Building is actually reduced or expanded pursuant to the provisions of Articles 1, 24, 25, 43 or 44 below, the Rentable Areas (and, as applicable, Tenant’s Pro Rata Share) shall be adjusted as reasonably calculated by Landlord’s architect in a manner consistent with Landlord’s initial determination of Rentable Areas for the Premises and the Building.

7. Rent.

7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Phase 1 Premises Rent Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Section 4.1 and Article 8 hereof. Base Rent shall be paid in equal monthly installments, subject to the rental adjustments provided in Section 4.1 and Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Phase 1 Rent Commencement Date or Phase 2 Rent

7

Commencement Date occurs or the Term ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month. All payments of Rent shall be made without set-off, deduction or offset except as expressly provided in this Lease. Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any Applicable Laws now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as provided in Articles 24 and 25, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to quit or surrender the Premises or any part thereof, to terminate or cancel this Lease, or to assert any defense in the nature of constructive eviction in any action seeking to recover rent (other than mandatory counterclaims). Subject to the provisions of this Lease, however, Tenant shall have the right to injunctive relieve or to seek judgments for direct money damages occasioned by Landlord’s breach of its Lease covenants (but may not set-off any such judgment against any rent or other amount owing hereunder). Nothing in this Section 7.3 shall limit the exercise of Tenant’s express remedies on the terms and conditions set forth in Sections 16.2 and 18.3 below).

8. Rent Adjustments. Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent during the initial Term. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Phase 1 Premises Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for the remainder of the initial Term of this Lease.

9. Operating Expenses.

9.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Property (including the parcel or parcels of real property upon which the Building, the other buildings on the Property and areas serving the Building and the Property are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Property; taxes based on the square footage of the Premises, the Building or the Property, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or Property or the parking facilities serving the Building; any actual and reasonable third party expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes. If Landlord is successful in obtaining any refund, abatement or other reduction of any taxes payable in respect of the Property for any year for which Tenant has paid Operating Expenses, Landlord shall promptly refund to Tenant Tenant’s Pro Rata Share of the Building of such refund, abatement or other reduction (including any interest paid by the taxing authority),

8

but in any event not to exceed amounts actually paid by Tenant on account of such taxes during such period. To the extent that Landlord is billed for any taxes on the execution of this Lease or any other document to which Tenant is a party creating or transferring an interest in the Premises, Tenant shall pay the same directly to Landlord within thirty (30) days after receipt of an invoice therefor (which invoice shall be accompanied by a copy of the applicable tax bill(s)). Operating Expenses shall not include any state, federal or local net income, franchise, capital stock, estate, transfer or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Property; and

(b) All other actual third party costs (or costs for Landlord personnel or services provided by Landlord so long as the same is provided at a cost that does not exceed the cost of such personnel or service rendered by unaffiliated third parties on a competitive basis) of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Property, including costs of repairs and replacements to improvements within the Property as appropriate to maintain the Property as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; trash collection (including recyclables, but excluding special handling or collection costs associated with collection of any Hazardous Materials not customarily collected in the ordinary maintenance of a first class office and laboratory building); Common Area cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Property; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Property systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Property; accounting, legal and other professional fees and expenses incurred in connection with the Property; costs of furniture, draperies, carpeting, landscaping, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; Property office rent or rental value for a commercially reasonable amount of space, to the extent an office used for Property operations is maintained at the Property, plus customary expenses for such office; capital expenditures amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Property in compliance with, or fees otherwise required under, any Property Operations Agreements (as defined below); insurance premiums; portions of insured losses paid by Landlord as part of a deductible portion of a loss pursuant to the terms of insurance policies (provided that such deductibles are commercially reasonable); service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Property, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow trucks and handymen. Operating Expenses for each year will be calculated in a reasonably consistent manner.

9

(c) Notwithstanding the foregoing, Operating Expenses shall not include any (i) leasing commissions; (ii) expenses that relate to preparation of rental space for a tenant; (iii) expenses of initial development and construction of the Building, or of any expansion or elective upgrade (other than for the primary purpose of reducing Operating Expenses as described in clause (x) below) of the Building or Common Areas, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); (iv) legal expenses relating to other tenants; (v) costs of repairs to the extent Landlord is entitled to be reimbursed by payment of insurance, warranties or guaranties or by any other third party or parties; (vi) principal amount of, or interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Property or a portion thereof; (vii) costs to operate, maintain, or repair the Garage; (viii) salaries of executive officers of Landlord; (ix) depreciation claimed by Landlord for tax purposes (other than amortization of capital expenditures as expressly provided herein); (x) capital improvements (as distinguished from repairs and maintenance) unless and except to the extent incurred (i) in replacing obsolete equipment or other capital items, (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date (but expressly excluding the costs of curing or contesting violations of Applicable Law that existed on or prior to the Execution Date); (xi) the cost of leasehold improvements, including without limitation redecorating or renovation work, for other tenants in the Building; (xii) to the extent of any increase in Landlord’s insurance rates which may result from the grossly negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease; (xiii) the cost of any work or service performed for any tenant in the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Building; (xiv) the general corporate overhead costs and expenses of the Landlord entity (except to the extent of the Property Management Fee and personnel costs at the level of Senior Property or Facilities Manager and below to the extent related to the Property); (xv) costs and expenses incurred in any dispute with any particular tenant; (xvi) any costs of remediation of hazardous materials or substances in the Building, or on the land parcels on which it is located; (xvii) any costs (other than the Property Management Fee described below) representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid absent such relationship; and (xviii) taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a). To the extent that Tenant uses more than Tenant’s Pro Rata Share of the Building of any item of Operating Expenses, Landlord shall provide notice to Tenant of such excess usage, and Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Lab Building of Operating Expenses for the Property (such excess, together with Tenant’s Pro Rata Share of Lab Building, “Tenant’s Share”). Notwithstanding anything in this Article 9 to the contrary, Tenant’s Share with respect to taxes and other impositions as set forth in Subsection 9.1(a) and to expenses payable by the Building under the CC&Rs shall mean such excess together with Tenant’s Pro Rata Share of the Building. Nothing in this paragraph shall be deemed to limit the extent to which CC&Rs are included in Operating Expenses.

9.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, following the Phase 1 Premises Rent Commencement Date, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Share of Operating Expenses for such month.

10

(x) The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, commencing on the applicable Rent Commencement Date, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof, except as expressly provided in this Lease.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord but in any event not to exceed one year), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against Tenant’s Share of Operating Expenses next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany such statement with payment for the amount of such difference.

(z) Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

9.3. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within 180 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying in reasonable detail the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. At the request of Tenant at any time within such 180-day period, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a qualified and reputable third party consultant or accounting firm hired by Tenant (but not on a contingent-fee basis) at Tenant’s sole cost and expense audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”). Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business, but need not provide Tenant with copies of any books or records. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review and following at least 10 days’ prior notice to Landlord of the identity of the consultant or accounting firm conducting such review so that Landlord can confirm that such reviewer meets the foregoing qualifications. Tenant shall complete the Independent Review and notify Landlord in writing of

11

Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Kendall Square, Cambridge, Massachusetts area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than four percent (4%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the Accountants. In all other cases, Tenant shall pay the cost of the Independent Review, and one-half of the cost of the Accountants. Any Operating Expense not billed to Tenant on or before the second (2nd) anniversary of the last day of the calendar year in which such Operating Expense was billed to or incurred by Landlord shall be deemed waived by Landlord, and Tenant shall have no liability or obligation with respect thereto.

9.4. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Phase 1 Premises Rent Commencement Date, with respect to the Phase 1 Premises; or the Phase 2 Premises Rent Commencement Date, with respect to the Phase 2 Premises.

9.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated

12

on a commercially reasonable basis determined by Landlord and consistent with generally accepted commercial property accounting principles. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.6. In the event that the Building is less than fully occupied, Tenant acknowledges that Landlord may extrapolate those particular items of Operating Expenses that vary depending on the occupancy of the Building to reflect the amount that would have been incurred for those particular expenses had the entire Building been occupied during such period; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10. Taxes on Tenant’s Property.

10.1. Tenant shall be responsible for any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. Tenant shall not be deemed to be in default of its obligations under the preceding sentence in the event that Tenant shall contest the validity of any such taxes by appellate or other proceedings permitted under Applicable Laws, provided that: (a) any such contest is made reasonably and in good faith, (b) Tenant makes commercially reasonable provisions reasonably acceptable to Landlord (which shall include posting bond(s) or giving other security satisfactory to Landlord if the Building or the Property are subjected to any liens arising out of such failure to pay or contest, with Tenant in each case agreeing to discharge or bond over any such liens within 15 days after such liens arise) to protect Landlord, the Building and the Property from any liabilities, costs, damages and expenses arising in connection with Tenant’s inability to pay, or the contest of, such taxes, (c) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liabilities, costs, damages and expenses arising in connection with Tenant’s failure to pay, or contest of, such taxes as required by Applicable Law, and (d) Tenant promptly pays any and all such taxes in the event that it exhausts all available appeals without success or if such payment is required as a precondition to such contest.

10.2. If (a) (i) any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or (ii) the assessed valuation of the Building or the Property is increased by inclusion therein of a value specifically attributed to Tenant’s personal property or trade fixtures, as evidenced by information provided in writing by the tax assessor, and (b) Landlord, after written notice to Tenant, pays the taxes on Tenant’s personal property or trade fixtures, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

13

11. Security Deposit.

11.1. Tenant shall deposit with Landlord on or before the Execution Date a letter of credit (the “L/C Security”) as the entire security deposit (the “Security Deposit”), as follows:

(a) Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the then-current Term Expiration Date, a letter of credit substantially in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent, in which event Landlord shall cooperate with Tenant to arrange for the replacement of the L/C Security in a manner that does not require the simultaneous issuance of two (2) letters of credit. If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

(b) Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if: (i) a Default (as defined below) exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law), provided that such draw pursuant to his clause (i) shall be limited to the amount that Landlord reasonably determines is required to cure such Default; (ii) as of the date forty-five (45) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. In the event of any such draw upon the L/C Security, Tenant shall within 10 days thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security required hereunder, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall hold the proceeds of any draw not applied as set forth above as a cash Security Deposit as further described below.

(c) If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

14

(d) If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in Default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s Default as provided in this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash Security Deposit then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings. Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds. This provision shall also apply to any subsequent transfers. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, if any, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease. If and to the extent the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

12. Use.

12.1. Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Property, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, solely by reason of the nature of Tenant’s use or occupancy of the Premises (other than for general office or laboratory use), impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

15

12.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Property, and shall comply with all commercially reasonable and customary rules, orders, regulations and requirements of the insurers of the Building and the Property, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy solely by reason of Tenant’s failure to comply with the provisions of this Article, or cease the applicable activity, to the extent that ceasing such activity does in fact prevent such cost increase from occurring. The use of the Premises for office or laboratory uses, generally, will not result in a breach of the provisions of this paragraph.

12.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any exterior or atrium window or door of the Premises other than Landlord’s standard window coverings as described in the Tenant Manual. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion, except as expressly set forth in this Section 12.7. Tenant shall be entitled to install and maintain, at its sole cost and expense, (1) one exterior sign identifying Tenant on the facade of the Building to be located within the area designated on Exhibit L attached hereto, and (2) interior entry signage on doors to the Premises in Landlord’s reasonable discretion (to the extent visible from Common Areas) and in a manner consistent with Landlord’s reasonable Building Standards, subject in each case to all Applicable Laws, codes and ordinances and Landlord’s reasonable approval with regards to installation, size, design, location and other reasonable criteria (provided, however, the standard corporate lettering and logo of Tenant are hereby approved). For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for removing any of Tenant’s Signage upon the expiration

16

or earlier termination of this Lease. The directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.

12.8. Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s structural design (which is 100 psf) without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.

12.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Property.

12.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Property, or injure them, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Property or (d) take any other action that would in Landlord’s reasonable determination in any manner unreasonably and adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment for office and laboratory uses.

12.11. Landlord shall be responsible for ensuring the Common Areas comply with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) to (which cost may be included in Operating Expenses) and that the Landlord Demising Work is performed in compliance with the ADA. Subject to the foregoing, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the ADA, and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. This Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord Indemnitees by Tenant shall be deemed to be modified in each case by the insertion in the appropriate place of the following: “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17

12.12. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable Governmental Authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section. Tenant shall not introduce anything into the sewer system serving the Building (x) in violation Applicable Laws. Landlord agrees to reasonably cooperate with Tenant, at no unreimbursed cost to Landlord, in order for Tenant to obtain any MWRA permit and wastewater treatment operator license required for Tenant’s operations. Tenant shall reimburse Landlord within ten (10) business days after demand for any third party costs reasonably incurred by Landlord in cooperating with Tenant pursuant to this Section.

13. Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

13.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas in conjunction with Tenant’s use of the Premises for the Permitted Use (including without limitation such Common Areas as are reasonably designated by Landlord for the connection of any equipment located in off-floor mechanical areas that are contained within the Premises to the applicable occupied floor of the Premises), and such use of the Common Areas and Tenant’s use of the Premises shall be subject to the rules and regulations and tenant manual governing Alterations, each as adopted by Landlord and initially attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord of which Tenant is given prior written notice (collectively, the “Rules and Regulations”), provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall use reasonable efforts to enforce the Rules and Regulations against Tenant or any other tenant of the Building or Property, but shall have no responsibility for any violations thereof. Landlord shall not enforce the Rules and Regulations in a discriminatory manner against Tenant.

13.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Property (the “CC&R”), to the Development Approvals (as defined on Exhibit D), and to any other matters of record, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Property Operations Agreements”; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations or Landlord’s obligations hereunder. Each of Landlord and Tenant, in the exercise of their respective rights and the performance of their respective obligations pursuant to this Lease, shall observe and comply with all requirements of the CC&R and Development Approvals. The CC&R covers certain areas shown on the site plan attached as Exhibit K, including landscaping, private drives, streets, parks, open space, walkways, sidewalks, the ice skating rink, the water fountain, the sky bowl and other improvements and appurtenances located thereon and related thereto, including the Building and other buildings located on the Property thereon, all commonly referred to as “Kendall Square”, and expenses payable by the Building under the CC&R (which are based on the Lot’s proportionate share of Kendall Square) are included in Operating Expenses.

18

13.3. Tenant shall be permitted access to the Building and Premises on a 24 hour per day, 7 day per week basis, subject to matters described in Section 41.6 of this Lease and Landlord’s reasonable security measures, and subject to Landlord’s rights pursuant to this Lease to temporarily prohibit, restrict or limit access to the Building or the Premises in emergency situations if Landlord determines, in its reasonable discretion, that it is necessary or advisable to do so in order to prevent or protect against death or injury to persons or damage to property.

13.4. It is intended that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Code and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Section 512(b)(3) or 856(d) of the Code and the Regulations, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments to this Lease as Landlord reasonably deems necessary to qualify all Rent as “rents from real property,” and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required under this Section shall be made so as to produce the substantially equivalent (in economic terms) Rent as payable before the adjustment.

13.5. (a) Tenant shall have a non-exclusive, irrevocable license to use up to a total of 189 unreserved parking spaces (i.e., determined by multiplying the Rentable Area of the Premises by 0.0015) from and after the Phase 1 Rent Commencement Date (“Tenant’s Parking Spaces”) in the underground parking garage on the Property in common with other tenants of the Property at the market rate for such comparable parking lots in commercial garages in the East Cambridge market, as reasonably determined by Landlord (as of the date hereof, such rate being Two Hundred Sixty and 00/100 Dollars ($260.00) per parking space per month), which Tenant shall pay simultaneously with payments of Base Rent as Additional Rent commencing on the Phase 1 Rent Commencement Date unless and except to the extent that Landlord directs Tenant to pay the same to a Garage Operator as defined below. Upon 30 days’ notice given prior to the Phase 1 Rent Commencement Date, Tenant will have the option of designating any number of Tenant’s Parking Spaces between the maximum number set forth above and the portion of Tenant’s Parking Spaces allocable to the Phase 1 Premises (based on Rentable Area) as being licenses as of the Phase 1 Rent Commencement Date (with the remainder of Tenant’s Parking Spaces being treated as allocable to the Phase 2 Premises). Tenant’s failure to make any such election prior to the Phase 1 Premises Rent Commencement Date shall be deemed to be an election to allocate such spaces on a prorated basis between the Phase 1 Premises and Phase 2 Premises. Tenant shall pay for the license to use Tenant’s Parking Spaces regardless of whether such spaces are in fact used by Tenant; provided, however, that Tenant shall have the right to terminate its license with respect to any such spaces on 30 days’ prior written notice to Landlord. Any such termination of Tenant’s license hereunder in whole or in part shall be irrevocable and Landlord shall have no further right to provide Tenant with spaces for which such rights have terminated, provided that Landlord shall use reasonable efforts to make additional spaces available to Tenant, subject to availability, on a revocable, month-to-month

19

basis as reasonably requested by Tenant on at least 30 days’ prior notice (and otherwise on the terms and conditions contained in this Section 13.5, including the limitation on total spaces licensed by Tenant set forth above). All of Tenant’s Parking Spaces shall be located in the underground parking structure in the Building (the “Garage”), which Garage may be owned or leased by or to a third-party Garage operator from time to time. The owner or operator of the Garage from time to time is herein referred to as the “Garage Operator,” and the Tenant’s Parking Spaces are sometimes herein referred to as the “Garage Parking Spaces.” Landlord covenants and agrees that if the Garage is conveyed or leased by Landlord to any Garage Operator, such conveyance shall be subject to a lease, permanent easement or similar instrument by and between Landlord and the Garage Operator so that the Tenant shall have, from and after the Phase 1 Rent Commencement Date, throughout the Term, the right to use the Garage Parking Spaces, subject to the terms of this Lease.

(b) Landlord or the Garage Operator, as applicable, shall have the right, from time to time but not more often than every two (2) years, to relocate, on a temporary basis (not to exceed thirty (30) days) as may be necessary to effect repairs and improvements to the Garage or for other business reasons, parking spaces located in the Garage to another location within 1,000 feet of the Property. Except to the extent resulting from their negligence or willful misconduct and subject to Section 23.7, neither Landlord nor the Garage Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage, regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry, or liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that the use of the Garage and the Tenant’s Parking Spaces shall otherwise be at the sole risk of Tenant and its employees, visitors and guests. Landlord and the Garage Operator shall have the right from time to time to promulgate Rules and Regulations regarding the Garage, the Tenant’s Parking Spaces and the use thereof, including, but not limited to, Rules and Regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like, and to implement valet parking. Tenant shall comply with and cause its employees, visitors and guests to comply with all such Rules and Regulations as well as reasonable additions and amendments thereto.

(c) Landlord or the Garage Operator, as applicable, may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord or the Garage Operator shall provide Tenant with one card or key for each Tenant’s Parking Space that Tenant is leasing hereunder, provided that Landlord or the Garage Operator shall have the right to require Tenant or its employees to place a reasonable deposit (not to exceed Twenty-Five Dollars ($25.00)) on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys. Tenant, at its sole cost and expense, may obtain extra cards and keys from Landlord or the Garage Operator, as applicable, if any cards are lost, stolen or destroyed.

13.6. Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the access to or use of the corridors reasonably required to serve the Premises or of restroom facilities serving each floor upon which any portion of the Premises is located.

20

13.7. Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right to access the freight loading dock, at no additional cost.

14. Property Control by Landlord.

14.1. Landlord reserves full control over the Building and Property to the extent not inconsistent with Tenant’s use and enjoyment of the Premises as provided by this Lease. Subject to the foregoing, this reservation includes Landlord’s right to convert the Building to a condominium form of ownership; add or eliminate a portion of the Property; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Property pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Property; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances. Landlord will use reasonable efforts to ensure that any work undertaken in the Premises by Landlord shall (except in an emergency) be undertaken in a manner that will not unreasonably interfere with Tenant’s operations.

14.2. Possession of those existing areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3. Tenant shall, at Landlord’s request, promptly execute such further documents, in form and substance reasonably acceptable to the parties, as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary,(x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective and actual lenders, purchasers or, during the final year of the Term, tenants. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Property scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. Notwithstanding anything to the contrary set forth herein, neither Landlord, nor Landlord’s agents, representatives, contractors or employees may enter any portion of the Premises reasonably designated from time to time by Tenant as a

21

security area (not to exceed 35,000 square feet of Rentable Area in the aggregate, consisting of up to 25,000 square feet of Rentable Area for a vivarium and up to 10,000 square feet of Rentable Area for a data center) without being accompanied by a representative of Tenant, except in the case of an emergency, provided that such areas are clearly labeled as such and Landlord is given at least 10 business days’ prior written notice of the location of such areas. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s use or occupancy of the Premises or the exercise of Tenant’s rights hereunder in accordance with this Lease, except as permitted by this Lease.

16. Utilities and Services.

16.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. Tenant shall, promptly after the Term Commencement Date as part of the Tenant Improvements, install separate meters, or if separate direct metering is not possible, sub- or check- meters for any such utilities provided to the Premises (other than those utilities that are used to supply Landlord services, which are included in Operating Expenses). If any such utility is separately metered, Tenant shall pay the charge therefore directly to the utility service provider when due. If any such utility is sub- or check-metered from time to time, then Tenant shall pay for all such charges based on Landlord’s reading of such sub- or check-meters within 30 days after invoice. If, notwithstanding the foregoing, any such utility is not separately or sub- or check-metered from time to time, then Tenant shall pay to Landlord within 30 days after invoice for such charges based on Tenant’s Share of such charges provided to the Building, or Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. At any time that Tenant is paying Landlord for the foregoing utilities based on Tenant’s Share, Landlord shall have the right to require Tenant to pay 1/12th of Landlord’s reasonable estimate of such charges for the applicable calendar year during the term on a monthly basis, together with payments of Base Rent, and shall reconcile such payments annually. To the extent that Tenant uses more than Tenant’s Pro Rata Share of the Building of any utilities and such utilities are not separately metered or submetered, then Tenant shall pay Landlord for Tenant’s Share of such utilities to reflect such excess. In the event that the Building is less than fully occupied and Tenant is not then separately metered or sub- or check-metered for any utility, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building, by dividing (a) the total cost of utility usage by (b) the Rentable Area of the Lab Building that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five

22

percent (95%) of the total Rentable Area of the Lab Building. Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment based on actual usage as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of such utility costs.

16.2. Landlord shall not be liable for, nor shall any eviction of Tenant or default of Landlord result from, the failure to furnish any utility or service, regardless of the cause, including accident; breakage; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes described in Section 41.6 of this Lease or Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. Notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord and, for any reason other than matters described in Section 41.6 of this Lease or by an act or omission in violation of this Lease by Tenant or by any negligence of any of Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission, the provision of elevator, HVAC, plumbing, or utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted, then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use (and the Property Management Fee shall be reduced for such period to reflect any such reduction in Base Rent); provided, however, that, if Landlord provides substitute elevator, HVAC, plumbing or utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated so long as Landlord is diligently pursuing the restoration of such elevator, HVAC, plumbing or utilities. In the event of any interruption of elevator, HVAC, plumbing, or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such elevator, HVAC, plumbing, or other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), so long as Landlord is diligently pursuing the restoration, the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of utilities or Landlord services to the Premises.

16.3. Tenant shall pay for, prior to delinquency of payment therefor, any services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those services provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Tenant shall pay for such services directly to the supplier of such services.

23

16.4. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building beyond the existing capacity of the Building usually furnished or supplied for the use set forth in Section 2.7 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.

16.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Property by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to Landlord’s actual cost (as may be reasonably estimated by Landlord) of providing such excess utilities and services to the extent not otherwise paid by Tenant pursuant to the provisions of Section 16.1, above.

16.6. Landlord shall provide water in Common Areas for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source. Tenant shall not use or consume water provided to the Common Areas for any purpose other than ordinary or reasonable lavatory purposes.

16.7. Subject to the provisions of Section 16.2, above, Landlord reserves the right to stop service of the elevator, plumbing, HVAC and other utility systems for reasonable periods when Landlord reasonably deems necessary or desirable due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed. Landlord shall use reasonable efforts to schedule and perform any such repairs, alterations or improvements outside of business hours to the extent the same will adversely affect Tenant’s ability to conduct its business in the Premises.

16.8. Subject to the provisions of this Lease governing Alterations, Tenant, at its sole cost and expense, shall have the appurtenant right to install and maintain, at no additional charge, one emergency generator, together with connections to existing Building fuel piping to serve the same (collectively, the “Generator”) serving the Premises as reasonably required for Tenant’s operations in the Premises, subject to Landlord’s reasonable approval with respect to specifications of such generator and the plans for such installation, in a location within the Rooftop Installation Area or in the Garage as may be mutually agreed upon between Landlord and Tenant. Tenant shall be responsible for obtaining and maintaining, at its sole cost and expense, any permits or approvals required in connection with the installation and maintenance of the Generator. The Generator shall be screened from view in a manner consistent with the standards for a first class office, laboratory and research and development park in Kendall Square. The installation of the Generator shall be in compliance with applicable laws, codes and ordinances and shall not interfere with or compromise the integrity of the Building.

24

16.9. Landlord shall maintain and operate the Building HVAC systems and shall permit Tenant to connect to the same at the Premises points of connection for Tenant’s use within the Premises and shall furnish HVAC to the Common Areas for reasonably comfortable occupancy of the same throughout the term of this Lease. To the extent that Tenant requires HVAC services in excess of those provided by connection to the Building HVAC systems, Tenant shall install and maintain supplemental HVAC systems in accordance with the provisions of this Lease.

16.10. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities, (b) any other utility usage information received by Tenant and reasonably requested by Landlord, and (c) any ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year, all within ninety (90) days after Landlord’s request made no more often than one (1) time per year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such shorter period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Property may be shared with third parties, including Landlord’s consultants and Governmental Authorities.

16.11. Tenant shall have 24-hour access to the freight elevator and freight loading dock serving the Premises in common with other tenants of the Building at no additional cost (other than to the extent includable in Operating Expenses) and shall have the right, in common with others, to use the passenger elevators in the Building.

17. Alterations.

17.1. Tenant shall make no alterations, additions or improvements other in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations“, which shall include Tenant Improvements) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration adversely affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) other than in a minor manner not adversely affecting the same, any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record, certified as being in accordance with Applicable Laws (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material

25

suppliers that Landlord reasonably believes is likely to cause labor disharmony. Landlord may condition its approval of any Alterations on Tenant’s removing the same upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, at Tenant’s sole cost, provided that Landlord so notifies Tenant at the time that Landlord approves the plans for such Alterations. Notwithstanding the foregoing, Tenant may make non-structural minor and cosmetic changes to the Premises (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations do not exceed Fifty Thousand Dollars ($50,000) in any one instance, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Building or the Property. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that are likely to unreasonably interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4. Any work performed on the Premises, the Building or the Property by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations (other than Cosmetic Alterations), Tenant shall provide Landlord with complete “as-built” drawing print sets, project specifications and shop drawings, and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises. Any such “as-built” plans shall show the applicable Alterations as an overlay on the Building as-built plans, to the extent provided by Landlord to Tenant for such purpose.

17.5. Before commencing any Alterations, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if requested by Landlord for any Alterations costing more than $200,000, when taken together with any related Alterations being made as part of the same project, secure, at Tenant’s own cost and expense, a performance, completion and lien indemnity bond reasonably satisfactory to Landlord for such work.

17.6. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises at the expiration or earlier termination of the Term. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7. (a) The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

26

(b) All Alterations, Signage, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, additions and improvements attached to or built into the Premises, made by either of the Parties (including all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall (unless, prior to such construction or installation, Landlord in writing elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.

(c) Subject to Section 17.7(b) and except as to those items listed on Exhibit G attached hereto (which Exhibit G may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent), all Alterations, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term.

(d) Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Landlord may require Tenant to remove Specialty Alterations prior to the expiration or earlier termination of the Term; provided, however, that Tenant shall not be required to remove any Specialty Alterations to the extent the same are shown on Exhibit B-2 attached hereto. For purposes of this Lease, “Specialty Alterations” shall mean Alterations that are not consistent with standard office or laboratory installations.

(e) If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (i) amounts due by Tenant to Landlord under this Lease and (ii) any expenses incident to the removal, storage and sale of such personal property.

17.8. Other than with respect to the Tenant Improvements, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost to Tenant of all Alterations (other than Tenant Improvements and Cosmetic Alterations) to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. To the extent Tenant does not perform such remedial work within a reasonable time after notice from Landlord, and if Landlord thereafter performs the same, Tenant shall reimburse Landlord for any extra expenses actually incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

27

17.9. Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.10. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.11. Tenant shall require its contractors and subcontractors performing work on the Premises to name the Landlord Parties and Lenders as additional insureds on their respective general liability insurance policies.

18. Repairs and Maintenance.

18.1. Landlord shall repair and maintain in good condition the structural and exterior portions and Common Areas of the Building and the Property, including roofing and covering materials; foundations; exterior walls; plumbing; fire sprinkler systems (if any); heating, ventilating, air conditioning systems; elevators; and electrical systems installed or furnished by Landlord consistent with other similar properties in the rental market in which the Building is located, and in full accordance with Applicable Laws applicable to office and laboratory use generally, without regard for Tenant’s Alterations. The Common Areas shall be maintained by Landlord in compliance with the ADA except to the extent such compliance would not be required but for Tenant’s Alterations or its particular use of the Premises, as opposed to the Permitted Uses, generally. Landlord shall maintain (or provide for the maintenance of) in a neat, attractive and first-class condition all signs, roadways, landscaped areas, parking areas, sidewalks and entrances areas on the Property.

18.2. Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, excepting damage thereto from ordinary wear and tear, and damage by casualty or condemnation (except to the extent Tenant is obligated to restore the same) excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, excepting damage thereto from ordinary wear and tear, and damage by casualty or condemnation (except to the extent Tenant is obligated to restore the same), and matters for which Tenant is not responsible; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than as described in Exhibit B. Tenant shall be responsible, at its sole cost and expense, for the cleaning of the Premises and Tenant’s removal of its trash, garbage and Hazardous Materials; provided, however, that Tenant is encouraged to participate in the waste removal and recycling program in place at the Property. Landlord shall provide a dumpster at the loading dock for Tenant’s use in the disposal of materials (other than Hazardous Materials and other controlled substances).

28

18.3. Landlord shall not be liable for Claims arising out of any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance (or unless Landlord has actual knowledge of the need therefor). Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense; however, in the event that Landlord fails to make a repair or perform maintenance that is Landlord’s obligation pursuant to this Lease within applicable notice and cure periods set forth in Section 31.11, and such failure continues for ten (10) days after notice thereof to Landlord (with a copy to Landlord’s mortgagee) or such shorter period, if any, as may be feasible in case of an emergency threatening life or property (such notice to expressly state in bold and prominent print Tenant’s intention to exercise its rights under this Section), then Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default and perform such repair for the account and at the expense of Landlord. All reasonable expenditures made by Tenant in connection therewith, including reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, shall be paid to Tenant by Landlord within thirty (30) days after submission by Tenant to Landlord of a reasonably detailed invoice therefor. If Landlord fails to pay such costs to Tenant within fifteen (15) days following notice from Tenant of such failure, then Tenant shall have the right to recover the same by an abatement of Base Rent and the Property Management Fee, provided that such abatement (and the accrual of any interest on such amounts) shall cease at such time as and to the extent that payment is tendered to Tenant. Notwithstanding the foregoing, if the amount of the abatement is more than 25% of the aggregate amount of Base Rent due in any month, then the amount abated in any one month shall not exceed 25% of the Base Rent and the excess amount of the abatement shall be carried forward with interest at the Default Rate. Tenant’s self-help rights under this paragraph shall be exercised by Tenant only (a) with respect to conditions actually existing within the Premises and (b) with respect to conditions that materially affect Tenant’s ability to use and enjoy the Premises and to conduct Tenant’s operations therein. The provisions of this paragraph may not be exercised by or on behalf of any subtenants. Any disputes regarding Tenant’s right to have undertaken any such remedy, the amount of reimbursement claimed by Tenant, or the amount of abatement shall be resolved by arbitration as set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Any such arbitration shall be commenced within ten (10) days after demand (or, if later, appointment of the arbitrator).

29

Within ten (10) days after appointment, the arbitrator shall determine whether Tenant was entitled to exercise its self-help rights and/or the amount of reimbursement to which Tenant is entitled. The arbitrator’s decision shall be final and binding on the parties.

18.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, then at reasonable times and upon reasonable advance notice, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease. Such work will be done at Landlord’s sole cost, and Landlord shall take such measures as are reasonably and customarily required to avoid any adverse impacts on Tenant’s use and occupancy of the Premises.

18.5. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Property. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses (unless otherwise limited or excluded under Article 9).

19. Liens.

19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Property free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Property for work claimed to have been done for, materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within fifteen (15) days after the filing thereof, at Tenant’s sole cost and expense.

19.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property

30

located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Property. Landlord will, on request by Tenant, execute and deliver any reasonable waiver or subordination of Landlord’s lien that may be required in connection with any such financing, provided the same does not amend the provisions of this Lease and is reasonably acceptable to Landlord. Tenant shall be responsible for, and shall reimburse Landlord for, all reasonable attorneys’ fees incurred by Landlord in connection with any such request.

20. Estoppel Certificate. (a) Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further factual information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time, if such failure continues for more than five (5) days after Landlord gives Tenant written notice thereof (which notice shall state, in bold and prominent print, that failure to reply shall result in a Default under this Section 21(a)), shall, at Landlord’s option, constitute a Default (as defined below) under this Lease and, in any event, shall be binding upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. However, no such certificate shall have the effect of amending this Lease, and in the case of any conflict between this Lease and any certificate, this Lease shall prevail.

(b) Landlord shall, within ten (10) business days of receipt of written notice from Tenant, execute, acknowledge and deliver a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further factual information with respect to this Lease or the Premises as may be reasonably requested thereon. However, no such certificate shall have the effect of amending this Lease, and in the case of any conflict between this Lease and any certificate, this Lease shall prevail.

31

21. Hazardous Materials.

21.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Property in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, or if contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from migration of Hazardous Materials from outside the Premises not caused by Tenant or its employees, agents, contractors or invitees), then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by Tenant results in any contamination of the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property. Notwithstanding any provision of this Lease to the contrary, Tenant shall in no event have any liability (by way of indemnification or otherwise) for removal or remediation of any Hazardous Materials from the Premises or the Property to the extent (i) of any condition existing in, on or under the Premises or the Property, as the case may be, on the Term Commencement Date, (ii) related to Hazardous Materials that migrate to the Premises following the Term Commencement Date from some other part of the Building or Property other than as a result of the acts or omissions of Tenant or any Tenant Party, or (iii) placed or release in or on the Premises following the Term Commencement Date by Landlord or Landlord’s agents, contractors and employees.

21.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) so-called MSDS sheets identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) written notices of violations of Applicable Laws actually received by Tenant related to Hazardous Materials at the Premises and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Property (provided that

32

installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its reasonable discretion with respect to above-ground storage tanks, and its sole and absolute discretion with respect to underground storage tanks, if any) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Property for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents (l) no later than thirty (30) days prior to the initial occupancy of any portion of the Premises or the initial placement of equipment anywhere at the Property, (m) if there are any changes to the Hazardous Materials Documents, annually thereafter no later than December 31 of each year, and (n) thirty (30) days prior to the initiation by Tenant of any Alterations or changes in Tenant’s business that involve any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything to the contrary herein, in no event shall Tenant generate, produce, bring upon, use, store or treat Hazardous Materials with a risk category higher than Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord if applicable to similar facilities in the City of Cambridge).

21.3. Notwithstanding the provisions of Sections 21.1, 21.2 or 21.9, if any proposed transferee, assignee or sublessee of Tenant is then subject to an outstanding material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

21.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of Tenant or Tenant’s employees, agents, contractors or invitees (provided that such tests shall be conducted in a manner that does not unreasonably interrupt or interfere with Tenant’s use of the Premises for the Permitted Use). Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.

33

21.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion in the Premises.

21.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of this Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27 below.

21.8. As used herein, the term “Hazardous Material” means, but shall not be limited to, any hazardous substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials that are regulated by any Governmental Authority.

21.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Property is located (the “UBC”)) within the Property for the storage of Hazardous Materials; provided that Tenant shall have the appurtenant right to use its pro-rata share of such fire control areas made available to tenants on any floor of the Premises (determined on a floor-by-floor basis based on the ratio of the rentable square footage of the Premises on such floor to the total rentable square footage of leasable area on such floor as reasonably determined by Landlord on a consistent basis), other than the first floor of the Building if and to the extent the Premises includes any portion of such floor. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of

34

Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Building in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s Pro Rata Share of the Building.

22. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Property (including persons legally present in any outdoor areas of the Property) be subjected to odors or fumes (whether or not noxious), and that the Building and the Property will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows (and Landlord agrees that it will use commercially reasonable efforts to include substantially similar provisions regarding odors and exhaust in all lease agreements with other office and/or laboratory tenants or occupants of the Building):

22.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind inconsistent with typical first-class office and laboratory use from the Premises.

22.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Property, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord reasonably requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Property (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3. Tenant shall, at Tenant’s sole cost and expense, provide commercially reasonable levels of odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be reasonably necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that emanate from Tenant’s operations in the Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust caused by operations conducted by, through or under Tenant shall continue throughout the Term. Landlord’s approval of any Alterations shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). To the extent reasonably necessary to control odors or fumes caused by operations conducted by, through or under Tenant, Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

35

22.5. If Tenant fails to install satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time (which may include effective temporary measures so long as permanent measures are taken within thirty (30) days thereafter), then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

22.6. In the event that Tenant installs or maintains any small animal facilities in connection with its laboratory operations in the Premises, Tenant shall construct and maintain a vacuum-enabled disposal facility for bedding waste and any other noxious wastes (or such other disposal system reasonably acceptable to Landlord that satisfactorily disposes of such wastes and controls odors). In no event may any such animal facilities exceed 25,000 square feet of Rentable Area within the Premises.

23. Insurance; Waiver of Subrogation.

23.1. Landlord shall maintain property insurance for the Building and the Property in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns), providing protection against any peril generally included within the classification “Special Form,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief and boiler and machinery coverage. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services and may carry such other insurance coverages, and additional amounts, as are prudent in Landlord’s reasonable determination or are required by mortgagees from time to time.

23.2. In addition, Landlord shall carry commercial general liability insurance with a combined single limit of not less than Five Million Dollars ($5,000,000) for death or bodily injury, or property damage with respect to the Property, to be written on an occurrence basis. Such insurance required to be carried by Landlord shall be with companies authorized to do business in the state in which the Property is located and having a rating of not less than policyholder rating of “A-” and financial category rating of at least Class X in “Best’s Insurance Guide.”

23.3. Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Five Million Dollars $5,000,000) per occurrence for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

36

23.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BMR-PR II LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., The Prudential Insurance Company of America, BioMed Realty LLC, and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Such insurance shall be with companies authorized to do business in the state in which the Property is located and having a rating of not less than policyholder rating of “A-” and financial category rating of at least Class X in “Best’s Insurance Guide.” No such additional insured coverage shall be required to protect or insure against loss arising from the negligence or wrongful act or omissions of an additional insured. Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to material reduction of coverage except after thirty (30) days’ prior written notice to Landlord (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, no later than ten (10) days following the expiration of such policies, furnish evidence reasonably acceptable to Landlord of Tenant’s procurement of replacement insurance. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

23.5. Except for matters arising from the negligence or willful misconduct of Landlord or its agents, contractors and employees (and then subject to Section 23.7), Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Property, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Property.

23.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured (or required under this Lease to be insured) against under any fire and extended coverage insurance policy that either Landlord or Tenant

37

may have in force at the time of such loss or damage. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be generally obtainable from reputable insurers with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be generally unobtainable from reputable insurers, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

23.8. Landlord may require insurance policy limits required under this Lease to be raised from time to time to conform with reasonable requirements of Landlord’s Lender or to bring coverage limits to reasonable levels then being required of other similar office and laboratory tenants within Kendall Square, generally.

23.9. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses to the extent not otherwise expressly excluded pursuant to the provisions of Section 9.1(c).

24. Damage or Destruction.

24.1. In the event of a partial destruction of (a) the Premises or (b) Common Areas of the Building or the Property ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by special form insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of one (1) year from the adjustment of such casualty loss with the insurer, and Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any commercially reasonable deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense, and provided that Landlord shall have complied with the requirements of Section 23.1), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect. If Landlord does not receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration, despite Landlord’s diligent and commercially reasonable efforts, and neither Landlord nor any Mortgagee has commenced such restoration within three (3) months following

38

adjustment of such casualty loss with the insurer, then Tenant may, until any such restoration commences, terminate this Lease by giving at least thirty (30) days’ prior written notice thereof to Landlord and such termination shall be effective on the date specified if such replacement has not then commenced.

24.2. In the event of any damage to or destruction of the Building or the Property other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Property, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Property, as applicable, in accordance with Section 24.3, below, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date that repairs would commence (provided such Damage Repair Estimate is provided to Tenant within 60 days following the date of such damage or destruction), or (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within the longer of (I) twelve (12) months after the date that repairs were to commence as estimated in the Damage Repair Estimate or (II) the period estimated for repair as set forth in the Damage Repair Estimate, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsection 24.2(a), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect. If Landlord does not so give a notice of its election not to repair, then Landlord shall be deemed to have elected to repair the Property and Premises as aforesaid.

24.3. As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Property, as applicable.

24.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

39

24.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration (and the Property Management Fee shall be reduced based on such reduction in Base Rent, if any), unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s office and/or laboratory operations. Tenant acknowledges that, given such abatement, Tenant will not have any claim against its own insurer to recover rent that would otherwise have been payable during the period of such abatement.

24.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by matters described in Section 41.6 of this Lease or delays caused by Tenant or its employees, agents, contractors or invitees, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis.

24.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense (i.e. excluding Alterations, other than to the extent funded by the TI Allowance) and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. Tenant alone shall be entitled to settle, adjust and receive the proceeds of any insurance policies held by Tenant, and to use the proceeds thereof as Tenant deems appropriate for the restoration of Tenant’s Alterations. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Property.

24.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

24.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in

40

accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in monetary default of which Tenant shall have received written notice in accordance with this Lease or otherwise in Default under this Lease, and subject to the reasonable requirements of any Lender of Landlord as to the method of disbursement of such proceeds.

25. Eminent Domain.

25.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere (in Tenant’s reasonable determination, made in good faith) with Tenant’s reasonable, efficient and beneficial use and occupancy of all or a substantial portion of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2. In the event of a partial taking of (a) the Building or the Property or (b) drives, walkways or parking areas serving the Building or the Property for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space. Notwithstanding the foregoing, Landlord may only exercise its option to terminate this Lease as described in this Section 25.2 if Landlord also terminates the leases of tenants similarly affected by such taking.

25.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property, trade fixtures and equipment that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant (and the Property Management Fee shall be reduced to reflect any decrease in Base Rent resulting therefrom).

41

26. Surrender.

26.1. At least 30 days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (c) proof that the Premises have been decommissioned in accordance with American National Standards Institute (“ANSI”) Publication Z9.11-2008 (entitled “Laboratory Decommissioning”) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

26.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Property, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Property, as applicable, operate as an assignment of this Lease.

27. Holding Over.

27.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of the length of such holdover that exceeds thirty (30) days, including any lost rent or consequential, special and indirect damages.

42

27.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

28. Indemnification and Exculpation.

28.1. Except to the extent any matter arises from or as a result of the negligent or willful and wrongful act or omission of Landlord or its agents, employees or contractors, and subject always to Section 23.7 and 28.2 and any subrogation provisions contained in the Work Letter, Tenant agrees to indemnify, save, defend (with counsel reasonably acceptable to Landlord, unless required to be approved by Tenant’s insurer) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property (x) occurring within or about the Premises or, (y) arising out of Tenant’s or Tenant’s employees’, agents’, contractors’ or invitees’ negligent or wrongful use or occupancy of the Building or the Property (other than the Premises). Subject to Sections 23.7 and 28.2 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant and its employees, agents and contractors harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property arising out of the gross negligence or willful misconduct of Landlord or its agents, employees or contractors misconduct.

28.2. Notwithstanding anything in this Lease to the contrary, unless any such loss is due to the negligent or willful misconduct of Landlord or its agents, employees or contractors with respect to any repair (or failure to make a repair) that Landlord is responsible to make for an unreasonable period of time, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion, water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), and (b) damage to personal property. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise expressly provided herein, (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease.

28.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Property, or of any other unaffiliated third party (provided that nothing in this Section 28.3 shall be deemed to relieve Landlord of its repair and maintenance obligations as set forth in this Lease).

28.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the

43

risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

28.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29. Assignment or Subletting.

29.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part thereof to (i) any person that as of the date of determination (and is contemplated to so remain), controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”), or (ii) any successor to Tenant by merger, consolidation, acquisition of all or substantially all of Tenant’s assets or ownership interests, or corporate reorganization, provided that (x) such merger, consolidation, acquisition of all or substantially all of Tenant’s assets or ownership interests, or corporate reorganization is for a good business purpose and not principally for the purpose of transferring this Lease in violation of this provision, (y) the resulting tenant under this Lease has a net worth at least equal to or greater than $500,000,000, and (z) any such successor to Tenant agrees in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of such assignment (together with Transfers to Tenant’s Affiliates, “Exempt Transfers”). In the event of an Exempt Transfer, Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such Exempt Transfer and otherwise comply with the requirements of this Lease regarding such Transfer. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer (other than an Exempt Transfer) to or with an entity that is a tenant at the Property or that is in then-active discussions or negotiations (as evidenced by exchanges of proposals or communications) with Landlord or an affiliate of Landlord to lease premises at the Property or a property owned by Landlord or an affiliate of Landlord in Kendall Square so long as Landlord or such affiliate has comparable space available for lease in Kendall Square for a comparable term, as reasonably determined by Landlord. Notwithstanding anything to the contrary contained in this Section 29.1, so long as Tenant’s stock is publicly traded on a nationally recognized exchange, neither a public offering of Tenant’s stock nor the transfer from time to time of Tenant’s stock over a nationally recognized exchange shall not be deemed a Transfer and shall not require Landlord’s consent.

29.2. In the event Tenant desires to effect a Transfer, then, at least fifteen (15) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the

44

Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.8 (to the extent applicable) to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term;

(b) Tenant shall reimburse Landlord for Landlord’s reasonable and actual third party costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(c) If Tenant’s transfer of rights or sharing of the Premises (other than with respect to any Exempt Transfer) provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in negotiating the sublease or assignment and marketing and subleasing the Premises, and in preparing the applicable portion of the Premises for occupancy by such subtenant or assignee) in excess of the

45

rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable legal and marketing expenses, tenant improvement funds expended by Tenant, alterations, architectural/engineering costs, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(d) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in Default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(e) Landlord’s consent to any such Transfer shall be effected on Landlord’s reasonable forms;

(f) Tenant shall not then be in Default hereunder;

(g) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(h) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(i) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(j) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(k) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(l) If such Transferee shall be permitted to engage in any laboratory use, a list of Hazardous Materials (as defined in Section 21.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5. Any Transfer that is not in compliance with the provisions of this Article shall be void and shall, at the option of Landlord, terminate this Lease. Tenant shall cause each Transferee (including any transferee under an Exempt Transfer), for the benefit of Landlord, to

46

reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, Section 37, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in Section 37, shall at Landlord’s election be a default under this Lease for which there shall be no cure.

29.6. The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8. If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee (other than with respect to any Exempt Transfer or sublets not exceeding the lesser of one full floor and 40% of the Premises in the aggregate) for at least 85% of the then remaining term (in the case of a sublease), then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate (in each case (a) as of the date specified in the Transfer Notice as the Transfer Date, and (b) except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) this Lease (y) in its entirety, if such Transfer Notice relates to an assignment of this Lease or a sublease of 80% or more of the Premises, or (z) solely with respect to the portion of the Premises subject to such Transfer Notice, if such Transfer Notice relates to a sublease of less than 80% of the Premises but at least one full floor of the Building. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) business days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect in its entirety. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer. If this Lease shall be terminated or released as to a portion of the Premises only pursuant to clause (z), above, Base Rent, the Property Management Fee, Tenant’s Pro Rata Share and the number of parking spaces for Tenant’s use, shall be readjusted proportionately according to the ratio that the Rentable Area in the portion of the Premises surrendered compares to the Rentable Area of Tenant’s remaining Premises, and Landlord and Tenant shall enter into a suitable and mutually acceptable amendment to this Lease reflecting the same.

29.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby irrevocably authorizes Landlord, during the continuance of a Default, to collect rent from any such subletting (and upon notice any subtenant shall pay directly to Landlord) and apply the net amount collected toward Tenant’s obligations under this Lease.

47

30. Subordination and Attornment.

30.1. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any present or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Building (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “Mortgage,” and the holder or lessor thereof from time to time as a “Mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; provided that any subordination of this Lease shall be conditioned upon Landlord delivering to Tenant a written, recordable subordination, non-disturbance and attornment agreement (“SNDA”) from the Mortgagee seeking to have this Lease subordinated to its interest substantially in the form attached as Exhibit J (or in such other commercially reasonable form as may be reasonably acceptable to the parties to such agreement). Landlord represents and warrants that the only mortgage to which this Lease is subject as of the execution date is that certain mortgage to Wells Fargo Bank, NA (the “Existing Mortgagee”). Landlord shall provide to Tenant, within 30 days after the date of this Lease, an executed SNDA from the Existing Mortgagee.

30.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further reasonable instrument or instruments as may be reasonably acceptable to the parties to such agreement evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or lease in which Landlord is tenant as may be reasonably required by Landlord. If any such Mortgagee so elects, however, this Lease shall be deemed prior in lien to any such lease or mortgage upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. Tenant’s failure to execute any document required from Tenant under this Section within ten (10) business days after written request therefor, if such failure continues for more than five (5) days after Landlord gives Tenant written notice thereof (which notice shall state, in bold and prominent print, that failure to reply shall result in a Default under this Section 20.2), shall be a Default for which this Lease may be terminated without further notice.

30.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, so long as such purchaser recognizes Tenant as the tenant under this Lease and all of its rights hereunder, including this Article.

30.4. If from time to time Landlord assigns this Lease or the rents payable hereunder to any Mortgagee, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; the assignee shall be responsible only for non-performance of Landlord’s obligations that occur after it succeeds to, and only during the period it holds possession of, Landlord’s interest in the Premises after foreclosure or voluntary deed in lieu of foreclosure.

48

31. Defaults and Remedies.

31.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge (provided that, with respect to the first late payment in any twelve (12) month period, no such late charge shall be due), plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within the applicable notice and cure period (if any) described in Section 31.4, then Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Property by any other tenant or with the efficient operation of the Building or the Property, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises upon such notice as is reasonable under the circumstances, and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons the Premises;

49

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) Business Days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Subsections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such period and thereafter diligently prosecute the same to completion;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets and is not removed within 60 days;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within sixty (60) days;

(h) Tenant fails to deliver an estoppel certificate in accordance with Article 20; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within sixty (60) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to peaceably

50

re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby to the extent permitted by Applicable Laws; and

(c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to peaceably re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice and legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. At Landlord’s election, notice of such termination may be included in any notice of default, subject to any applicable cure period. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of this Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the losses and damages caused by Tenant’s failure to perform its obligations under this Lease, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday);

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws. As an alternative, at the election of Landlord, Tenant will upon such election pay to Landlord, as liquidated damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then present value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term if the lease terms had been fully complied with by Tenant over and above the then present cash rental value of the Premises for what would be the then-unexpired Term if the same remained in effect (the discount rate (the “Discount Rate”) of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point shall be used in calculating present values), as Landlord specifies in such election.

51

As used in Subsections 31.5(c)(i) and 31.5(c)(ii), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Subsection 31.5(c)(iii), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate at the time of the award plus one (1) percentage point.

31.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due. Tenant shall indemnify the Landlord and Landlord Indemnitees against all loss of Rent and other payments and any and all Claims that the Landlord may incur by reason of a Default. Landlord shall use reasonable efforts to relet the Premises. Any such obligation to relet will be subject to Landlord’s reasonable objectives of developing the Property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed necessary or desirable by Landlord, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

52

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.8. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant or Landlord hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord or Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. In no event shall Landlord be obligated to give priority to the reletting of the Premises over any other Premises in the Building, Property or any other building owned by Landlord.

31.9. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

31.10. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.11. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time under the particular circumstances, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

31.12. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any Mortgagee and shall offer such Mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Property by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

32. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

53

32.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33. Brokers.

(a) Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Richards Barry Joyce & Partners (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within this paragraph. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

(b) Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Broker, and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Tenant is executing this Lease in reliance upon Landlord’s representations, warranties and agreements contained within this paragraph. Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

34. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, and upon the written assumption thereof by the

54

transferee, assignee or conveyee, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall assume and observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in this Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35. Limitation of Liability.

35.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of the rents, issues, profits and proceeds of the Property, including (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Lot, (b) rent or other income from the Building and Lot receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building and Lot.

35.2. Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.

No partner, shareholder, director, employee, member or agent of Tenant shall be personally liable for Tenant’s obligations under this Lease, or be sued or named as a party in any suit or action, or be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Tenant.

55

35.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37. Representations. (a) Tenant warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b)Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.

(b) Landlord warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party.

(c) Tenant warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC“) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

56

(d) Landlord warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38. Confidentiality. Tenant shall keep the financial and material terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39. Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) business day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40. Rooftop Installation Area.

40.1. Tenant may use those portions of the Building identified as a “Rooftop Installation Area” on Exhibit J attached hereto (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas, the Generator (as defined below) and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article

57

(“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use (and that of any sublessee or assignee occupying the Premises for its use) of the Premises for the Permitted Use.

40.2. Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory Buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

40.3. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

40.4. If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Property that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Property by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice), commence repair of such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, and diligently prosecute the same to completion within thirty (30) days thereafter.

58

40.5. Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

41. Miscellaneous.

41.1. Landlord reserves the right to change the name of the Building or the Property in its sole discretion.

41.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that, all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. So long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, Tenant shall be deemed to satisfy the provisions of this Section 41.2 by providing Landlord with a copy of its most recent, publicly available audited financial statements upon Landlord’s request.

41.3. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.4. If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.

41.5. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.6. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. In the event Landlord or Tenant shall be delayed

59

or hindered in or prevented from the performance of any act (excluding monetary obligations) required under this Lease to be performed by such party by reason of strikes, lockouts, labor troubles, inability through the use of commercially reasonable efforts to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of such party, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

41.7. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.8. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.9. At the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparation and recording such notice shall be borne by the requesting party. Within ten (10) days after receipt of written request from Landlord, Tenant shall execute a termination of any Notice of Lease recorded with respect hereto. Tenant shall be responsible for the cost of recording any Notice of Lease, including any transfer or other taxes incurred in connection with such recordation. Neither party shall record this Lease.

41.10. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.11. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.12. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

41.13. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.14. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

60

41.15. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

42. Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend the Term by five (5) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. An Option is conditional upon (i) Tenant giving Landlord an irrevocable written notice (the “Option Notice”) of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term and (ii) Tenant providing Landlord, at or prior to the commencement of the Option Term, with a replacement Letter of Credit (or an amendment to the then-existing Letter of Credit) with an outside expiration date no earlier then 45 days following the expiration of the extended Term. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1. Base Rent at the commencement of each Option term shall equal ninety-five percent (95%) of the then-current fair market value for comparable office and laboratory space in the Kendall Square, Cambridge, Massachusetts market of comparable age, quality, level of finish and proximity to amenities and public transit and taking into consideration the Property Management Fee and market increases in rent during each Option term (“FMV”). Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, and at least 30 days prior to the giving of its Option Notice, request Landlord’s estimate of the FMV for the applicable Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives an Option Notice, such Option Notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Property. In the event that the parties are unable to agree upon the FMV within thirty (30) days after the giving of Tenant’s Option Notice, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Kendall Square, Cambridge, Massachusetts laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the President of the Real Estate Bar Association of Massachusetts (“REBA”) or, should REBA cease to exist, the President of the Real Estate Finance Association (“REFA”). The Baseball Arbitrator selected by the parties or designated by REBA (or REFA, as applicable) shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Kendall Square, Cambridge, Massachusetts market and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one

61

submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Option term. If, as of the commencement date of an Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2. No Option is assignable separate and apart from this Lease. Tenant’s rights under this Article 42 shall terminate if Tenant assigns this Lease or sublets more than the lesser of one (1) full floor and 40% of the Premises in the aggregate (excepting Exempt Transfers); provided, however, that Tenant shall have the one-time right to retain one (1) previously unexercised Option under this Article, if any (notwithstanding the provisions of this sentence) if, at the time Tenant gives its Transfer Notice with respect to such Transfer, (a) less than five (5) years are then remaining in the Term, (b) there then remains at least one (1) previously unexercised Option, (c) the proposed Transfer in question is an assignment of this Lease to a bona fide third party tenant and such surviving Option shall be for the sole benefit of such proposed Transferee, and (d) Tenant expressly states in such Transfer Notice, in bold and prominent print, that at least one (1) previously unexercised Option is intended by the parties to such Transfer to survive for the benefit of such Transferee.

42.3. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.

42.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default of any monetary obligation under this Lease and continuing until Tenant has cured the specified default; or

(b) If, at the time that Tenant attempts to exercise such Option, there exists any Default as described in Article 31 of this Lease (provided, however, that, for purposes of this Subsection 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default), and Tenant may not exercise the Option until Tenant cures any such Default, if such Default is susceptible to being cured.

42.5. The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

43. Right of First Offer. For so long as Tenant has not assigned this Lease or sublet more than the lesser of one (1) full floor and 40% of the Premises in the aggregate (excepting Exempt

62

Transfers), Tenant shall have a continuous right of first offer (“ROFO”) as to any portion of rentable premises on the first and second floors of the Building for which Landlord is seeking a tenant (“Available ROFO Premises”); provided, however, that in no event shall Landlord be required to offer to Tenant any portion of the Building that is intended for retail use. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, enters into a new lease with such then-existing tenant for the same premises or expands the premises of such then-existing tenant (to the extent such expansion is pursuant to a right that was previously offered to Tenant in accordance with the provisions of this Article 43 or is otherwise exempt from such an offer), the affected space shall not be deemed to be Available ROFO Premises. In the event Landlord intends to market Available ROFO Premises (i.e. is prepared to offer such space for lease), Landlord shall provide written notice thereof to Tenant (the “Notice of Marketing”), which shall identify the applicable Available ROFO Premises that Landlord desires to market and the material economic terms and conditions on which Landlord proposes to market the same.

43.1. Within ten (10) days following its receipt of a Notice of Marketing, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFO Premises described in the Notice of Marketing on all (but not less than all) of the terms and conditions specified in the Notice of Marketing. If Tenant fails to notify Landlord of Tenant’s election within such ten (10) day period, then Tenant shall be deemed to have elected not to lease the applicable Available ROFO Premises (but shall retain all rights then applicable hereunder as to any Available ROFO Premises other than those described in any Notice of Marketing).

43.2. If Tenant timely notifies Landlord that Tenant elects to lease all of the applicable Available ROFO Premises described in the Notice of Marketing on all of the terms and conditions set forth therein, then the applicable Available ROFO Space shall be added to the Premises on the terms and conditions described above and shall be co-terminous with the Term, provided that there are then five or more years remaining in the Term.

43.3. If Tenant fails to notify Landlord of Tenant’s election to lease the applicable Available ROFO Premises within the ten (10)-day period described above, then Landlord shall have the right to consummate a lease of all (but not less than all) of the applicable Available ROFO Premises at base rent not less than ninety percent (90%) of that stated in the Notice of Marketing and otherwise on substantially the same economic terms set forth in the Notice of Marketing. If Landlord does not lease all of the applicable Available ROFO Premises within one hundred eighty (180) days after Tenant’s election (or deemed election) not to lease the applicable Available ROFO Premises, then the ROFO shall be fully reinstated with respect to such Available ROFO Premises, and Landlord shall not thereafter lease any of the applicable Available ROFO Premises without first complying with the procedures set forth in this Article.

43.4. Notwithstanding anything in this Article to the contrary, Tenant shall not exercise the ROFO during such period of time that Tenant is in monetary default under any provision of this Lease for which notice has been given in accordance with this Lease, or a continuing Default exists. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default shall be void and of no effect.

63

43.5. Notwithstanding anything in this Lease to the contrary (other than with respect to a transfer of all of these rights with respect to an Exempt Transfer), Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of Tenant’s interest in this Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

43.6. If Tenant exercises the ROFO, Landlord does not guarantee that any Available ROFO Premises leased by Tenant will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord’s reasonable control. In such case, the space in question will not become a part of the Premises until delivered in the condition required pursuant to the Notice of Marketing. If the applicable Available ROFO Premises leased by Tenant do not become available within one hundred eighty (180) days after the anticipated commencement date as set forth in the Notice of Marketing, then Tenant may elect to rescind its exercise of the ROFO with respect to such Available ROFO Premises by written notice to Landlord no later than ten (10) days after the expiration of such one hundred eighty (180) day period, in which case this Lease shall continue in full force and effect as if Tenant had never exercised such option.

43.7. Notwithstanding anything in this Lease to the contrary, the ROFO shall expire on the date that is sixty (60) months prior to the Expiration Date.

44. Right of First Refusal. For so long as Tenant has not assigned this Lease or sublet more than the lesser of one (1) full floor and 40% of the Premises in the aggregate (excepting Exempt Transfers), Tenant shall have an ongoing right of first refusal (“ROFR”) as to any rentable premises on the third and fourth floors of the Building for which Landlord is seeking a tenant (“Available ROFR Premises”). To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, enters into a new lease with such then-existing tenant for the same premises or expands the premises of such then-existing tenant (to the extent such expansion is pursuant to a right that was previously offered to Tenant in accordance with the provisions of this Article 44 or is otherwise exempt from such an offer), the affected space shall not be deemed to be Available ROFR Premises. In the event Landlord intends to lease (i.e., is prepared to enter into a letter of intent or other agreement, whether or not binding, signed by a bona fide third party tenant and setting forth the terms on which Landlord and such tenant agree to lease such space) Available ROFR Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions of a proposed lease to Tenant of the Available ROFR Premises, and containing a true copy of the signed letter of intent or other agreement (provided that Landlord may redact any confidential information therein not material to the economic terms thereof, such as the identity of the proposed tenant).

44.1. Within five (5) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within such five (5) day period, then Tenant shall be deemed to have elected not to lease the Available ROFR Premises.

64

44.2. If Tenant timely notifies Landlord that Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer, and the lease of the applicable Available ROFR Premises shall be co-terminus with the term of this Lease provided that there are then five or more years remaining on such term.

44.3. If Tenant notifies Landlord that Tenant elects not to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the five (5)-day period described above, then Landlord shall have the right to consummate the lease of the Available ROFR Premises on the substantially the same material terms as set forth in the Notice of Offer following Tenant’s election (or deemed election) not to lease the Available ROFR Premises. If Landlord does not lease the Available ROFR Premises within one hundred eighty (180) days after Tenant’s election (or deemed election) not to lease the Available ROFR Premises, then the ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available ROFR Premises without first complying with the procedures set forth in this Article.

44.4. Notwithstanding anything in this Article to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in Default under any provision of this Lease or a monetary default for which notice has been given in accordance with this Lease exists. Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect.

44.5. Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in this Lease (excepting Exempt Transfers), without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

44.6. Landlord shall use reasonable efforts to deliver possession of the Available ROFR Premises to Tenant on the date specified in Landlord’s Notice of Offer for the delivery of possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Available ROFR Premises on the date specified in the Notice of Offer for causes outside Landlord’s reasonable control (including the failure of any existing tenant or occupant in such Available ROFR Premises to timely vacate such space). If Landlord is unable to deliver possession of the Available ROFR Premises to Tenant by the specified date (excluding delays caused by Tenant or its employees, agents and contractors), then the commencement date of the lease term of the Available ROFR Premises shall be deferred by a number of days equal to the number of days of delay of delivery of possession of the Available ROFR Premises to Tenant. Furthermore, except to the extent set forth in the Notice of Offer to the contrary, if such delay exceeds one hundred eighty (180) days (excluding delays caused by Tenant or its employees, agents or contractors) by written notice to Landlord no later than ten (10) days after the expiration of such one hundred eighty (180) day period, Tenant may elect to rescind its exercise of the ROFR, in which case, this Lease shall continue in full force and effect as if Tenant had never exercised such option.

44.7. Notwithstanding anything in this Lease to the contrary, the ROFR shall expire on the date that is sixty (60) months prior to the Expiration Date.

65

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

66

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-650 E KENDALL B LLC,

a Delaware limited liability company

By:	BMR-PR II LLC, a Delaware limited liability company, its sole member

By:	BMR-JV I Holdings LLC, a Delaware limited liability company, its managing member

By:	BioMed Realty, L.P., a Maryland limited partnership, its sole member

By:	BioMed Realty Trust, Inc., a Maryland corporation, its sole general partner

By:	/s/ Kevin M. Simonsen

Name: Kevin M. Simonsen

Title: VP, Real Estate Counsel

TENANT:

AVEO PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ Tuan Ha-Ngoc

Name: Tuan Ha-Ngoc

Title: Chief Executive Officer

By:	/s/ David B. Johnston

Name: David B. Johnston

Title: Chief Financial Officer

EXHIBIT A

PREMISES

[see attached]

Bldg Common Piping
Tenant Piping Allowance
Tenant 2 Area

lab
Life. Science. Architecture, Inc.

# 650 Kendall
## FIFTH LEVEL - PREMISE PLAN
1/32" = 1'-0"

BioMed Realty Trust, Inc.

A205

April 17, 2012

Bldg Common Piping
Tenant Piping Allocations
6A
Tenant 2 Area

lab
Life. Science. Architecture, Inc.

# 650 Kendall

## SIXTH LEVEL - PREMISE PLAN

1/32" = 1'-0"

BioMed Realty Trust, Inc.

A206

April 17, 2012

Tenant 2 Area

lab
Life. Science. Architecture. Inc.

# 650 Kendall

## LOWER PENTHOUSE - PREMISE PLAN

1/32" = 1'-0"

BioMed Realty Trust, Inc.

A207

April 17, 2012

Tenant 2 Area

# 650 Kendall

## UPPER PENTHOUSE - PREMISE PLAN

1/32" = 1'-0"

lab
Life. Science. Architecture. Inc.

BioMed Realty Trust, Inc.

A208

April 17, 2012

Tenant 2 Area

lab
Life. Science. Architecture, Inc.

# 650 Kendall
## P1 LEVEL - PREMISE PLAN
1/32" = 1'-0"

BioMed Realty Trust, Inc.

A209

April 17, 2012

# 650 Kendall

## P2 LEVEL - PREMISE PLAN

1/32" = 1'-0"

lab
Life. Science. Architecture, Inc.

BioMed Realty Trust, Inc.

A2010

April 17, 2012

# 650 Kendall

## P3 LEVEL - PREMISE PLAN

1/32" = 1'-0"

lab
Life. Science. Architecture, Inc.

BioMed Realty Trust, Inc.

A2011

April 17, 2012

lab
Life. Science. Architecture, Inc.

# 650 Kendall
## P4 LEVEL - PREMISE PLAN
1/32" = 1'-0"

BioMed Realty Trust, Inc.

A2012

April 17, 2012

lab
Life. Science. Architecture, Inc.

# 650 Kendall

## P5 LEVEL - PREMISE PLAN

1/32" = 1'-0"

BioMed Realty Trust, Inc.

A2013

April 17, 2012

lab
Life. Science. Architecture, Inc.

# 650 Kendall

## P6 LEVEL - PREMISE PLANS

1/32" = 1'-0"

BioMed Realty Trust, Inc.

A2014

April 17, 2012

1 ROOF LEVEL
1/32" = 1'-0"

lab
Life. Science. Architecture, Inc.

# 650 Kendall
## Roof Allocation Plan
1/32" = 1'-0"

BioMed Realty Trust, Inc.

A2015

April 17, 2012

EXHIBIT A-1

Land

A parcel of land in Cambridge, Middlesex County, Massachusetts, shown as “Parcel B” on a plan of land entitled, “Kendall Square, Subdivision Plan of Land in Cambridge, Massachusetts, Middlesex County”, Scale 1” = 50’, dated May, 2002, prepared by Gunther Engineering, Inc., Sheet 1 of 6, recorded with the Middlesex S.D. Registry of Deeds as Instrument No. 975 on July 19, 2002 (Plan No. 759 of 2002).

Together with the benefits of the rights and easements set forth in the “Declaration of Covenants, Easements and Restrictions” dated July 17, 2002 and recorded with said Deeds in Book 35927, Page 246 (herein referred to as “the Easement Parcel”).

A-1-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the [    ] day of May 2012, by and between BMR-650 E Kendall B LLC, a Delaware limited liability company (“Landlord”), and AVEO Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of May     , 2012 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 650 East Kendall Street, Cambridge, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Tim Stoll as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) Joe Bonanno as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Jerry Nadeau (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter. Subject to the provisions of Section 41.6 of the Lease, if Tenant has not substantially completed the Tenant Improvements and obtained a certificate of certificate of occupancy for the applicable portion of the Premises suitable for the Permitted Use (or Tenant is not otherwise able to lawfully occupy the applicable portion of the Premises, whether or not a certificate of occupancy has been issued) by the date that is six months following the Phase 1 Premises Rent Commencement Date, with respect to the Phase 1 Premises; and eight months following the Phase 2 Premises Rent Commencement Date, with respect to Phase 2, then, as Landlord’s sole remedy hereunder, Landlord shall have the right to exercise its self-help remedy pursuant to Section 31.3 of the Lease in order to put the applicable portion of the Premises in such condition, provided that Landlord shall (a) have no obligation to expend more than the TI Allowance unless Tenant provides Landlord with the necessary funds to cover any excess costs, (b) be entitled to a construction management fee of 3% of the cost of such work (to be deducted from the TI Allowance) and (c) have the right to modify the Tenant Improvements as Landlord reasonably deems necessary to complete the same according to the Approved TI Plans and the available TI Allowance without any additional costs incurred by Landlord or any obligation to Tenant to make such modified design work for Tenant’s particular use of the Premises.

1.3. Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay, and Landlord and Tenant shall each participate in the review of the competitive bid process (or, where applicable for the negotiated contract process, if the use of negotiated contracts rather than competitive bidding is reasonably approved by Landlord). Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or does not possess sufficient experience in the referenced scope of work. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time and are subject to Landlord’s reasonable approval to confirm the project team to be utilized and the time commitment to the Tenant Improvements. Landlord acknowledges that it has approved Perkins + Will (successor by merger to Signer Harris) or LAB 11 as Tenant’s architect for the Tenant Improvements and any of John Moriarty & Associates, Suffolk Construction Company or The Richmond Group as Tenant’s general contractor for the Tenant Improvements.

2. Landlord Demising Work. Landlord shall direct its general contractor to perform the demising work described on Exhibit B-1, attached (the “Landlord Demising Work”) at Landlord’s sole cost and expense (over and above the TI Allowance) in accordance with Applicable Laws. All material and equipment furnished by Landlord as the Landlord Demising Work shall be new or “like new,” and the Landlord Demising Work shall be performed in a first-class, workmanlike manner. Landlord shall use commercially reasonable efforts to coordinate the Landlord Demising Work with the Tenant Improvements so as not to delay or impede the progress of the Tenant Improvements, provided that Landlord is given sufficient opportunity to complete the Landlord Demising Work on a schedule mutually agreed to by Landlord and Tenant. In addition, on or before the Phase 1 Rent Commencement Date, Landlord agrees to install a reception desk and furniture in the main lobby of the Building at Landlord’s sole cost and expense (not to exceed $250,000, unless otherwise elected by Landlord in its sole discretion), all in a first-class, workmanlike manner and reasonably consistent with reception desks and similar furniture found in similar first class buildings in East Cambridge.

3. Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance and to Section 3.6 below) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements to Tenant’s contractors on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the Base TI Allowance. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter within applicable notice and cure periods, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. The Tenant Improvements shall be compatible with Building systems and services, and Tenant Improvements shall include the commissioning and re-balancing of any Building systems affected by the same. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Tenant Improvements shall be performed in accordance with Article 17 of the Lease (provided that in the event of any conflict with the terms of this Exhibit B, the terms of this Exhibit B shall govern). Notwithstanding anything in the Lease to the contrary, Tenant shall have no obligation to pay any supervisory or construction management fee to Landlord or any third-party costs incurred by Landlord in connection with the review and approval of plans for the Tenant Improvements.

3.1. Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements in 100% of the Premises prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic TI Plans”), which Draft Schematic TI Plans shall be consistent with the preliminary Tenant space plan attached as Exhibit B-2, hereto. The Draft Schematic TI Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic TI Plans whether Landlord approves or objects to the Draft Schematic TI Plans and of the manner, if any, in which the Draft Schematic TI Plans are unacceptable. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic TI Plans, then Tenant shall revise the Draft Schematic TI Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic TI Plans. Tenant shall then resubmit the revised Draft Schematic TI Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic TI Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic TI Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic TI Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic TI Plans.”

3.2. Construction TI Plans. Tenant shall prepare final, compete and coordinated 100% construction documents for the Tenant Improvements in the entire Premises that (a) are consistent with and are logical evolutions of the Approved Schematic TI Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) TI Changes (as defined below). As soon as such final construction documents (“Construction TI Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction TI Plans shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction TI Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction TI Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction TI Plans. Promptly after the Construction TI Plans are approved by Landlord and Tenant, two (2) copies of such Construction TI Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction TI Plans to all appropriate Governmental Authorities for approval. The Construction TI Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved TI Plans.” Landlord’s right to review and approve the plans for the Tenant Improvements includes the Landlord’s review to determine whether the Tenant’s exhaust and air intake systems are compatible with relevant Building systems and services and do not interfere with or adversely affect the same.

3.3. Changes to the Tenant Improvements. Any changes to the Approved TI Plans (each, a “TI Change”) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) TI Change Request. Tenant may request TI Changes after Landlord approves the Approved TI Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “TI Change Request”), which TI Change Request shall detail the nature and extent of any requested TI Changes, including (a) the TI Change, and (b) any modification of the Approved TI Plans and the Schedule, as applicable, necessitated by the TI Change. Tenant shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such TI Change. TI Change Requests shall be signed by Tenant’s Authorized Representative.

(b) Landlord Requested Changes. Landlord may request that Tenant implement a TI Change after Landlord approves the Approved Plans if reasonably required to accommodate work being undertaken elsewhere in the Building by Landlord by notifying Tenant thereof in writing by use of a Change Request, which Change Request shall detail the nature and extent of any requested TI Changes, including (a) the TI Change, and (b) any modification of the Approved Plans necessitated by the TI Change. Landlord shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests initiated by Landlord shall be signed by the Landlord’s Authorized Representative.

(c) Approval of TI Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld,

conditioned or delayed. Tenant may reasonably withhold its consent to a Landlord-initiated Change Request if such change would cause Tenant to Substantially Complete the Tenant Improvements following the Premises 1 or Premises 2 Rent Commencement Date, as applicable, reduce the usable area of the Premises by more than a de minimis amount, or adversely affect the quality, appearance or utility of the Tenant Improvements by more than a de minimis amount. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3.4. Preparation of Estimates. Tenant shall, before proceeding with any TI Change, using its reasonable efforts, prepare as soon as is reasonably practicable (but in no event more than ten (10) days after delivering a TI Change Request to Landlord or receipt of a Landlord-initiated TI Change Request from Landlord) an estimate of the increased costs or savings that would result from such TI Change, as well as an estimate on such TI Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request. Following the completion of the work that is the subject of a Landlord-initiated TI Change, Landlord shall reimburse Tenant for the increase in actual third party costs incurred by Tenant, if any, in implementing the Tenant Improvements on account of any Landlord-initiated TI Change within 30 days following invoice from Tenant, accompanied by invoices or paid bills together with such other materials as Landlord may reasonably require, which amounts must be consistent with the cost categories described in Tenant’s cost estimate for such TI Change.

3.5. Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding Tenant’s general contractor’s quality control program (and evidence of subsequent monitoring and action plans) (collectively, the “QCP”), which QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the end of the project, Tenant shall provide to Landlord the quality control log, which shall include all records of quality control meetings and testing and inspections held in the field, including but not limited to inspections relating to concrete, steel roofing, piping pressure testing, and system commissioning.

3.6. Base Building Work At Tenant Expense. Landlord and Tenant acknowledge that the Tenant Improvements shall include certain electrical riser and common lab plumbing work that will benefit other tenants in the Building (“Tenant’s Base Building Work”). The electrical riser work (the “Electrical Work”) shall consist of installation of one 4,000 amp bus riser to all Building levels, including the mechanical floor, to be located in the existing electrical room in the northeast quadrant of the Building; and the common lab plumbing work (the “Plumbing Work”) shall consist of installation of a common 10” plumbing waste line from the Building’s acid waste neutralization room to the existing street connection at Level P1 of the Building and installation of a common 8” acid waste neutralization vent pipe from Level 1 to the Roof Level of the Building. Tenant’s Base Building Work shall be performed as part of the Tenant

Improvements and shall be shown on the Draft Schematic TI Plans and subsequent iterations of Tenant’s plans. Landlord shall reimburse Tenant for the third party costs to design and construct the Tenant’s Base Building Work in an amount not to exceed $219,080 for the Electrical Work and $82,155 for the Plumbing Work in the same manner, and subject to the same conditions, as are applicable to draws of the TI Allowance (but such amounts shall not be deemed to reduce the TI Allowance).

4. Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved TI Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence reasonably satisfactory to Landlord that (i) all Tenant Improvements have been substantially completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (v) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, including a certificate of occupancy for the Premises suitable for the Permitted Use, (w) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (x) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved TI Plans, (y) complete “as-built” drawing print sets, project specifications and shop drawings, and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building as-built plans, to the extent provided by Landlord to Tenant for such purpose) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements, and (z) such other close-out materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturer warranties, O&M manuals and the like.

If Tenant shall be actually delayed in completing the Tenant Improvements for the Phase 1 Premises or Phase 2 Premises solely as a result of the occurrence of any of the following (a “Landlord Delay”):

(i) Any delay resulting from Landlord’s material interference with the completion of the Tenant Improvements (provided that Tenant promptly notifies Landlord of any factor that it believes is resulting or will result in such a Landlord Delay and takes reasonable steps to limit the effect of such factor, and Landlord fails to eliminate such delay within three (3) business days following such notice); or

(ii) Any other delay resulting from the acts or omissions (where a duty to act existed) of Landlord or its agents, employees or independent contractors, including the failure of Landlord to promptly and diligently cure any violation of any Applicable Laws in the Building that is the responsibility of Landlord hereunder within applicable notice and cure periods and that is the sole cause preventing Tenant from obtaining a building or other permit required for the performance of any Tenant Improvements (provided that Tenant promptly notifies Landlord of any factor that it believes is resulting or will result in a Landlord Delay and takes reasonable steps to limit the effect of such factor, and Landlord fails to eliminate such delay within three (3) business days following such notice);

then, provided that Tenant used reasonable efforts to diligently commence and prosecute the design and construction of the Tenant Improvements until completion, the Rent Commencement Date for the applicable portion of the Premises shall be delayed on a day for day basis (provided that in no event shall the Rent Commencement Date be delayed beyond the date that Tenant actually occupies any portion of the applicable portion of the Premises for the conduct of Tenant’s business). Tenant shall notify Landlord of any alleged Landlord Delay, in writing, within five (5) business days following the occurrence thereof, noting in bold and prominent print that failure to eliminate the cause of such delay may result in a postponement of the Rent Commencement Date. In no event shall any failure of Landlord to timely approve any Tenant plans or any performance of the Landlord Demising Work in accordance with the schedule to be agreed upon by Landlord and Tenant be deemed to be a Landlord Delay.

5. Insurance.

5.1. Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

5.2. Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

6. Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and (subject to Section 23.7 of the Lease) all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Subject to Sections 23.7 and 28.2 of the Lease, Tenant agrees to indemnify, save, defend, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

7. TI Allowance.

7.1. Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

7.2. Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance (other than soft costs for architectural and engineering design costs and third party project management in an aggregate amount not to exceed $200,000) until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved TI Budget”). Prior to Landlord’s approval of the Approved TI Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant. The Approved TI Budget may be prepared and approved on a phased basis for the Phase 1 Premises and Phase 2 Premises.

7.3. Fund Requests. Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, and (d) except with respect to the final Fund Request, conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Fund Request in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within 45 days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to Tenant the amount of Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 7.2 above, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 7.2 above and Article 4 of the Lease. The final Fund Request shall not be disbursed by Landlord until the Tenant Improvements are complete as determined pursuant to Section 4 of this Work Letter, above. The TI Allowance shall be allocated as reasonably determined by Landlord between the Phase 1 Premises and the Phase 2 Premises based on their respective Rentable Areas. Landlord and Tenant shall cooperate, at no unreimbursed cost to Landlord, as is reasonably required to enable Tenant to meet the schedule for any lender requirements associated with Fund Requests so as to minimize the time from a Fund Request until such funding, to the extent reasonably feasible.

8. Requests for Consent. Except as otherwise provided in this Work Letter, each of Landlord and Tenant shall respond to all requests for consents, approvals or directions made by the other pursuant to this Work Letter within five (5) business days following the approving party’s receipt of such request. The approving party’s failure to respond within such five (5) business day period shall be deemed approval by such party.

9. Miscellaneous.

9.1. Number; Headings. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

9.3. Time of Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.4. Covenant and Condition. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.5. Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

9.6. Invalidity. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7. Interpretation. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8. Successors. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9. Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

9.10. Power and Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

9.11. Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

9.12. Amendments; Waiver. No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

9.13. Waiver of Jury Trial. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Work Letter or the Premises.

9.14. General. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless and to the extent expressly provided in the Lease or any amendment or supplement to the Lease that such additional space is to be delivered to Tenant in the same condition the initial Premises is to be delivered.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-650 E KENDALL B LLC,

a Delaware limited liability company

By:

Name:

Title:

TENANT:

AVEO PHARMACEUTICALS, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT B-1

LANDLORD DEMISING WORK

[see attached]

B-1-1

Landlord Demising Scope *
· Metal studs
· Gypsum wall board
· Tape/finish/paint
· Insulation
* Partitions to be full height
Department Legend
Administrative Offices
Circulation
Core
Department Circulation Factor
Vertical Circulation

lab
Life Science Architecture, Inc.

650 Kendall
FOURTH LEVEL
1" = 30'-0"

B-1-2

EXHIBIT B-2

PRELIMINARY TENANT SPACE PLAN

[see attached]

B-2-1

B-2-2

B-2-3

B-2-4

EXHIBIT C

ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of April         , 2012 by AVEO Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), in favor of BMR-650 E Kendall B LLC a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises on [            ], 20[    ].

2. To the best of Tenant’s knowledge, the [Phase 1/Phase 2] Premises are in good order, condition and repair.

3. The Tenant Improvements with respect to the [Phase 1/Phase 2] are Substantially Complete.

4. To the best of Tenant’s knowledge, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the [Phase 1/Phase 2] Premises.

5. In accordance with the provisions of Article 4 of the Lease, the [Phase 1/Phase 2] Rent Commencement Date is [            ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20[    ].

6. Tenant commenced occupancy of the [Phase 1/Phase 2] Premises for the Permitted Use on [            ], 20[    ].

7. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the [Phase 1/Phase 2] Premises[, except [                    ]].

8. To the best of Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[ ]/[ ]/[ ]- [ ]/[ ]/[ ]	[ ]	$[ ][monthly][OR][annually]	[ ]	[ ]

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the [Phase 1/Phase 2] Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Rent Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

AVEO PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

DEVELOPMENT APPROVALS

1.	PUD Special Permit No. 141 dated March 16, 1999 and recorded in the Middlesex South Registry of Deeds (the “Registry”) on February 15, 2000 in Book 31137, Page 89 (the “PUD Permit”), as amended by:

•	Notice of Decision (PB #141, Minor Amendment #1) dated January 17, 2006 and recorded in the Registry (i) on February 27, 2006 in Book 47025, Page 73 and (ii) on July 20, 2007 in Book 49808, Page 245.

•	Notice of Decision (PB #141, Minor Amendment #2) dated June 5, 2007 and recorded in the Registry on July 20, 2007 in Book 49808, Page 252.

•	Design Review Progress Report dated August 5, 2008 and recorded in the Registry on November 14, 2008 in Book 51893, Page 312.

•	Notice of Decision (PB #141, Minor Amendment #3) dated August 2, 2011 and recorded in the Registry on October 28, 2011 in Book 57739, Page 531.

2.	Parking and Transportation Demand Management (“PTDM Approval”):

•	Final Decision of the PTDM Planning Officer dated April 20, 1999;

•	Amendment to the Final Decision of the PTDM Planning Officer dated September 24, 2002;

•	Memorandum of Agreement between the Charles River Transportation Management Association and Kendall Square Corporation LLC dated as of January 30, 2009 (unrecorded);

•	Amendment to Memorandum of Agreement between the Charles River Transportation Management Association and Kendall Square Corporation LLC dated as of June 29, 2009 (unrecorded); and

•	PTDM 2011 Annual Report dated June 29, 2011.

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

SPECIMEN LANGUAGE ONLY

EXHIBIT A

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.

APPROVED BY <Applicant’s name>

                                                                                                                               DATE

---WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

                                                                              COMERICA BANK

                                                                              INTERNATIONAL TRADE SERVICES

FAX NO: 214-828-5992                                    6260 E. MOCKINGBIRD, 2ND FLOOR

SWIFT: MNBDUS4D                                         DALLAS, TEXAS 75214

PHONE NO.: (214)828-5930

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ******-**        DATE OF ISSUE: *********

“BENEFICIARY”	:	BMR-650 E KENDALL B LLC
17190 BERNARDO CENTER DRIVE
SAN DIEGO, CALIFORNIA 92128
ATTN: VICE PRESIDENT, REAL ESTATE COUNSEL

“ACCOUNT PARTY”	:	AVEO PHARMACEUTICALS, INC.

“EXPIRY DATE”	:	JANUARY 30, 2014 AND ANY AUTOMATICALLY EXTENDED DATE, AS HEREIN PROVIDED

“TOTAL AMOUNT”	:	USD2,862,726.00 (TWO MILLION EIGHT HUNDRED SIXTY TWO THOUSAND
SEVEN HUNDRED TWENTY SIX AND NO/100 U.S. DOLLARS)

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT (THE “LC”) IN YOUR FAVOR, FOR THE ACCOUNT PARTY, FOR A SUM NOT EXCEEDING THE TOTAL AMOUNT, STATED ABOVE, AVAILABLE WITH COMERICA BANK, BY PRESENTATION OF THE FOLLOWING (THE “DRAWING DOCUMENTATION”):

+ THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO.

+ SIGHT DRAFT, DRAWN ON COMERICA BANK AND REFERENCING THIS LETTER OF CREDIT NUMBER, IN THE FORM ATTACHED AS EXHIBIT A HERETO.

+ BENEFICIARY’S STATEMENT DATED AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY, STATING “THAT THE BENEFICIARY HEREBY CERTIFIES THAT THE TERMS AND CONDITIONS OF THE LEASE WITH AVEO PHARMACEUTICALS, INC. AUTHORIZE THE LANDLORD TO NOW DRAW DOWN ON THE STANDBY LETTER OF CREDIT.”

DRAWING DOCUMENTATION MUST BE PRESENTED AT THE INTERNATIONAL TRADE SERVICES DEPARTMENT OF COMERICA BANK AT 6260 E. MOCKINGBIRD, 2ND FLOOR, DALLAS, TEXAS 75214, ON OR BEFORE THE EXPIRY DATE BY PERSONAL PRESENTATION, COURIER OR MESSENGER SERVICE OR BY FACSIMILE, BUT IN ANY EVENT MUST BE PRESENTED IN ONE LOT. IN THE EVENT OF FACSIMILE DRAWING, THE DRAFT(S) AND DOCUMENTS REQUIRED HEREUNDER WILL BE CONSIDERED TO HAVE BEEN PRESENTED TO COMERICA BANK BY MEANS OF A FACSIMILE AT FACSIMILE NUMBER 214-828-5992, CONFIRMED BY PHONE CALL AT 214-828-5965 OR 214-828-5913. THE DRAFT MUST INCLUDE THE FRONT AND THE BACK OF THE DRAFT IN ORDER TO EVIDENCE ENDORSEMENT THEREOF. IN THE EVENT PRESENTATION REPRESENTS A FINAL DRAWING, BUT NOT AS A CONDITION TO ITS EFFECTIVENESS, BENEFICIARY SHALL WITH RESONABLE PROMPTNESS DELIVER THE ORIGINAL LETTER OF CREDIT TO COMERICA BANK BY ANY OTHER MEANS.

E-1

WE SHALL PAY THIS LC ONLY FROM OUR OWN FUNDS BY CHECK OR WIRE TRANSFER, IN COMPLIANCE WITH THE DRAWING DOCUMENTATION.

DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT TO OUR OFFICE AS SET FORTH ABOVE, NO LATER THAN 11:00 A.M. (CST), SHALL BE HONORED ON THE DATE OF PRESENTATION, BY PAYMENT IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS, WHICH MUST ACCOMPANY EACH SUCH PRESENTATION AND OTHERWISE BY 3:00 P.M. ( CST) OF THE NEXT BANKING DAY. IF WE DETERMINE THAT DRAWING DOCUMENTATION IS NOT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE LC, THEN WE SHALL SO ADVISE BENEFICIARY IN WRITING, SPECIFYING ALL GROUNDS FOR OUR DETERMINATION, WITHIN ONE BANKING DAY AFTER THE RECEIPT OF THE DRAWING DOCUMENTS. “BANKING DAY” MEANS A WEEKDAY EXCEPT A WEEKDAY WHEN COMMERCIAL BANKS IN DALLAS, TEXAS ARE AUTHORIZED OR REQUIRED TO CLOSE.

PARTIAL DRAWINGS ARE PERMITTED. THE AMOUNT WHICH MAY BE DRAWN BY YOU UNDER THIS LC SHALL BE AUTOMATICALLY REDUCED BY ANY AMOUNTS PAID BY COMERICA BANK UNDER THIS LC.

WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE INTO THE VALIDITY OF OR BASIS FOR ANY DRAW UNDER THIS LC OR ANY DRAWING DOCUMENTATION.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE WE SHALL SEND TO YOU BY COURIER, OUR WRITTEN NOTICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTIFICATION WILL BE SENT TO THE BENEFICIARY’S ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER, QUOTING OUR LETTER OF CREDIT NUMBER. SAID CHANGE OF ADDRESS NOTIFICATION MUST BE RECEIVED BY COMERICA BANK, AT OUR ABOVE ADDRESS.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS TRANSFERABLE AND CAN BE SUCCESSIVELY TRANSFERRED TO ANY TRANSFEREE THAT BENEFICIARY STATES IN WRITING TO US HAS SUCCEEDED AS BENEFICIARY UNDER THIS LETTER OF CREDIT, PROVIDED THAT TRANSFEREE IS NOT LOCATED IN OR A NATIONAL OF, OR CONTROLLED BY AN ENTITY LOCATED IN ANY COUNTRY SUBJECT TO FOREIGN ASSET CONTROL REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY.

COMERICA BANK SHALL LOOK SOLELY TO ACCOUNT PARTY FOR PAYMENT OF ANY FEE FOR ANY TRANSFER OF THIS LC. SUCH PAYMENT IS NOT A CONDITION TO ANY SUCH TRANSFER.

THIS LETTER OF CREDIT IS TRANSFERABLE ONLY BY COMERICA BANK. IF TRANSFERRED, THE CREDIT MUST BE RETURNED TO US ALONG WITH ALL AMENDMENTS TOGETHER WITH A TRANSFER REQUEST SUPPLIED BY COMERICA BANK UPON REQUEST, DULY EXECUTED. IN CASE OF ANY TRANSFER UNDER THIS STANDBY LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

IN THE EVENT YOU WISH TO CANCEL THIS LETTER OF CREDIT, THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO MUST BE SUBMITTED TO COMERICA BANK, ACCOMPANIED BY YOUR LETTER NOTIFYING US OF YOUR INTENT TO CANCEL.

WE ENGAGE WITH YOU THAT THE DRAFT(S) AND OR DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON DELIVERY OF DRAWING DOCUMENTATION AT OUR OFFICES AS INDICATED HEREIN OR ANY OTHER SUCH LOCATION AS WE MAY ADVISE YOU IN WRITING.

ANY NOTICES TO THE BENEFICIARY SHALL BE DELIVERED BY OVERNIGHT DELIVERY SERVICE WITH PROOF OF DELIVERY AT THE ABOVE ADDRESS, OR SUCH OTHER ADDRESS AS BENEFICARY MAY SPECIFY AS HEREIN PROVIDED.

NO AMENDMENT THAT ADVERSELY AFFECTS BENEFICIARY SHALL BE EFFECTIVE WITHOUT BENEFICIARY’S WRITTEN CONSENT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES - ISP98”, ICC PUBLICATION NO.590.

SPECIMEN LANGUAGE ONLY

ATTACHMENT 1 TO EXHIBIT E

EXHIBIT A

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:                                                                                                                                                       DATE:

COMERICA BANK

INTERNATIONAL TRADE SERVICES

6260 E. MOCKINGBIRD, 2ND FLOOR

DALLAS, TEXAS 75214

SIGHT DRAFT

AT SIGHT

PAY TO THE ORDER OF                                                                           THE SUM OF US$

[INSERT AMOUNT IN WORDS]

DRAWN UNDER COMERICA BANK LETTER OF CREDIT NO.                      DATED

BENEFICIARY’S NAME

AUTHORIZED SIGNATURE

E-1-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAd]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                     dated             (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:                     ]

E-2-1

EXHIBIT F

RULES AND REGULATIONS

1.	Neither Tenant nor Tenant’s employees, agents, contractors or invitees shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks, stairways and Common Areas of the Building or the Property or use them for any purposes other than ingress or egress to and from the Building or the Property.

2.	Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building or interior lobbies, elevators, stairways and Common Areas without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule. Tenant shall/will not erect any stand, booth or showcase or other article or matter in or upon the Property or the Building Common Areas without first obtaining Landlord’s written consent thereto.

3.	If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4.	No deliveries of merchandise, freight or other matter shall be made that impede or interfere with other tenants in or the operation of the Property or the Building as reasonably determined by Landlord.

5.	Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Property.

6.	Tenant shall not use any method of heating or air conditioning other than what is shown in the Tenant Improvement plans or approved in writing by Landlord.

7.	Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Property or elsewhere.

8.	Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Property (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by Tenant or its employees, agents, contractors and invitees.

9.	Tenant shall store all of its trash and garbage and Hazardous Materials in receptacles within its Premises or, with respect to trash and garbage (but not Hazardous Materials) in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of any of Tenant’s Hazardous Materials in compliance with applicable laws. Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices.

10.	Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by applicable laws regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

11.	No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

12.	Tenant shall not, without Landlord’s prior written consent, use the name of the Property, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

13.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Governmental Authority or reasonably established by Landlord.

14.	Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

15.	Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

16.	Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

17.	Tenant shall not permit any animals in the Property, other than for guide or assistance animals or for use in laboratory experiments.

18.	Bicycles shall not be taken into the Building(s) except into areas reasonably designated by Landlord.

19.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, ashes, chemicals, or other refuse or injurious substances shall be deposited therein or used in connection therewith by Tenant, or left by Tenant in the lobbies, passages, elevators or stairways of the Building.

20.	Smoking is prohibited inside the Building. Tenant shall not permit its employees, invitees or guests to smoke in the lobbies, passages, corridors, elevators, vending rooms, restrooms, stairways, parking garage or any other area shared in common with other tenants in the Building, nor shall Tenant permit its employees, invitees, or guests to loiter at the building entrances for the purpose of smoking. Smoking is permitted per the terms of the Cambridge Ordinance and in designated outdoor areas of the Property that may be relocated or eliminated at Landlord’s election.

21.	Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Property for the purpose of providing such extermination services, unless such persons have been reasonably approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

22.	Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, contractors and invitees.

MOVING POLICY / EQUIPMENT REMOVAL

Landlord must be notified as soon as possible with details of an impending move or removal of material pieces of equipment or furniture, etc. and, in the case of removals of such, must receive written and signed authorization from Tenant. The guidelines listed below must be followed:

1.	Landlord must be notified with 24 hours’ notice of any and all movement of material personal and/or Tenant-owned property into or out of the Building.

2.	All equipment, furniture, supplies, etc. shall be moved before 8:00 am or after 5:00 pm, Monday through Friday or between 8:00 am – 5:00 pm on Saturday and Sunday, unless otherwise approved in writing by Landlord.

3.	The building loading dock and freight elevators must be utilized for access to the Tenant floor during a move. Scheduling for the reservation of these areas must be coordinated with the Management Office. Use of the passenger elevators or lobby atrium stairways is prohibited.

4.	The moving contractor must provide a Certificate of Insurance with the proper endorsements to the Building Management Office prior to the move.

5.	All Common Area floors must be protected by pads or cardboard on the walls and by masonite on the floor during the move. Masonite sheets should be butted together and taped down in order to prevent trip hazards. All dollies and handcarts must be equipped with rubber wheels.

6.	A Tenant representative must be present to supervise the move.

7.	Tenant’s moving company is responsible for the breakdown and removal of all boxes, padding materials, and any other associated trash from the common areas upon completion of the move. Disposal of trash in the building’s dumpster will not be permitted unless prior arrangement has been made with the Building Management Office.

DELIVERIES

Mail

To be mutually determined by Landlord and Tenant.

Loading Dock

The main loading dock, accessed by Second Street, is available for deliveries. There is a 30-minute limit on deliveries unless previously arranged with Landlord.

BUILDING SECURITY

Building Access for Contractors and Vendors

Access to telephone and electric rooms is available only to building personnel, unless prior approval has been obtained from Landlord a minimum of 24 hours in advance.

Major installations, especially those involving access outside Tenant’s premises, must be coordinated with Building Management a minimum of 72 hours in advance.

In all cases, an endorsement to the Contractor’s insurance policy is required prior to performing any work. This endorsement is to name The Prudential Insurance Company of America, BMR-650 E Kendall B LLC, BioMed Realty Trust, Inc., BioMed Realty, L.P., and BioMed Realty LLC as additional insured. Contact Landlord for specific requirements.

Where appropriate, Tenant should ensure that the Rules and Regulations of the Building are observed by any vendors/contractors rendering service to the Building on their behalf.

Security Access System

For tenants, access cards are required to enter at all times. A numerical range of pass cards are assigned to each tenant upon occupancy. The Building Management Office tracks the range of cards assigned to each tenant. However, it is Tenant’s responsibility to track which card number is assigned to each employee. Notification of any changes in employment or other access privileges for any employee should be given immediately to Landlord so that updates to records and the access system may be made.

If an access card is lost, Tenant should contact Landlord to obtain a replacement card for which there will be a $10 charge per card. Malfunctioning cards will be exchanged at no additional cost by contacting Landlord

General Security Precautions

To help keep the Building secure, we ask that all personnel be alert and report any suspicious people or activities immediately to Landlord.

•	Please advise Landlord of any suspicions or concerns.

•	In extreme emergencies, contact the local Police Department.

SOLICITATION

Soliciting, canvassing and peddling in the building are prohibited. If anyone is observed conducting any of the above activities on the property, immediately contact Landlord

LOBBY ATRIUM AND OUTDOOR FUNCTIONS

Use of the Common Areas, including the main lobby, atrium, and adjacent outdoor areas, requires permission from Landlord. Please contact Landlord to inquire.

Food preparation, including use of open flames, and consumption of alcohol in the Common Areas is prohibited unless written permission from Landlord is provided.

PRIVATE DRIVES PARKING

Vehicle parking on the private drives of the Property, including East Kendall Street, is restricted to vehicles with a temporary parking pass. A temporary parking pass may be obtained with Landlord’s permission.

PTDM REQUIREMENTS

To the extent required for compliance with the PUD Permit and the PTDM Approval (each as defined on Exhibit D to the Lease), as the same may be affected by subsequent approvals (but only for so long as the same remain in force and effect from time to time), Tenant shall (a) comply with the obligations of the PTDM Approval applicable to tenants, employers and/or employees at the Property, (b) cooperate with Landlord in the implementation of the additional recommendations set forth in the PTDM Letter if the mode split goal of the PTDM Approval is not achieved, (c) cooperate with Landlord and/or the Charles River Transportation Management Association or any other transportation management association of which Landlord is a member (a “TMA”) in implementing the PTDM Approval and TMA programs (and Tenant is hereby encouraged to participate in all TMA programs), (d) establish a guaranteed ride home program for Tenant’s employees as provided in the PUD Approval and the PTDM Approval, as the same may be affected by subsequent approvals, (e) either directly or through a program established by Landlord or a TMA for tenants of the Project, complete surveys pursuant to Section III D of the PTDM Plan, (f) as required by the PUD Approval and PTDM Approval, as the same may be affected by Subsequent Approvals, contract with the MBTA and subsidize transit passes and commuter rail passes in an amount not less than 60% of the cost thereof or such higher percentage as Landlord may require if mode split commitments are not achieved, (g) as provided in the PTDM Approval, as the same may be affected by subsequent approvals, cooperate with Landlord in connection with surveys concerning attitudes of employees and customers of Tenant in order to refine and develop transportation demand management programs, (h) provide Tenant’s employees with information provided to Tenant by or on behalf of Landlord pursuant to the PTDM Plan, including information on the advantages and benefits of telecommuting, flexible time, compressed work week programs, the materials to be provided pursuant to Section VII A of the PTDM Plan and other programs recommended by the City of Cambridge, (i) as provided in the PTDM Approval, as the same may be affected by subsequent approvals, consider use of a commuter choice program which allows qualifying employees the option of receiving the cash value of a Tenant’s Parking Space under the Lease, (j) participate in and pay a reasonable share (which shall not be less than Tenant’s Share) of the cost of any TMA shuttle bus service serving the Property, as contemplated by the PTDM Approvals, and (k) cooperate with Landlord with respect to all other aspects of the PTDM Approval.

[Continued on Following Page]

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Property, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Property, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, contractors and invitees.

[The Rules and Regulations Include the Tenant Manual Appended Hereto]

Tenant Manual

[see attached]

650 Kendall Street

Tenant Design Manual

Updated: April 20, 2012

BioMed Realty Trust
1 Main Street, Cambridge, MA 02142
617-225-2440

TABLE OF CONTENTS

1	INTENT	3

2	TENANT PERFORMANCE CRITERIA – OCCUPANCY	3

2.1	TENANT CONSTRUCTION WORK PLANS	3

3	TENANT DESIGN CRITERIA – ARCHITECTURE	3

3.1	ACOUSTICAL	3
3.2	VIBRATION	4
3.3	CONSTRUCTION AT EXTERIOR WALLS	4
3.4	SIGNAGE	4
3.5	SOUND ATTENUATION	4
3.6	ROOFTOP EQUIPMENT	4
3.7	PH ROOM CONTAINMENT	4
3.8	FLOOR DRAINS	4
3.9	ROOFING AND ENVELOPE ALTERATIONS	4

4	TENANT DESIGN CRITERIA - STRUCTURE	4

	• Tenant Loads	4

5	TENANT DESIGN CRITERIA - MEP & FP	5

5.1	HVAC CRITERIA	5
	• Re-Use of Existing Systems	5
	• Design Criteria for HVAC Distribution	5
	• HVAC by Code	5
	• Smoke Detection/Control	5
	• Tenant Exhaust Systems	5
	• Hard Ductwork	5
	• Flexible Ductwork	5
	• Vibration Isolation	6
	• Flexible Connections	6
	• Air Diffusers	6
	• BMS System	6
	• Commissioning	6
5.2	TENANT DESIGN CRITERIA - ELECTRICAL	6
	• Electrical Acceptance Testing	6
	• Tenant Distribution	6
	• Light Fixtures	6
	• Emergency Lighting, Exit Signs	6
	• Generator, Exhaust Stacks	6
5.3	TENANT DESIGN CRITERIA - PLUMBING	7
	• Water Meter	7
	• Gas-fired Water Heater	7
	• Natural Gas Service – Standards	7
5.4	TENANT DESIGN CRITERIA - FIRE PROTECTION	7
	• Fire Protection System	7
	• Obligation to Maintain Effectiveness of Sprinkler System	7
	• Fire Dampers	7
	• Fire Detection and Alarm Systems – Tenant Provision	7

6	EXHIBIT A:	9

	• Building Design Details	9

7	EXHIBIT B:	25

	• SK-TM-l Tenant Curb Detail at PH Rooms	25

Page | 2

1	INTENT

The Tenant Manual is supplementary to the Lease and must be referenced in conjunction with the Lease The intent of this document is to assist in the design of Tenant’s Premises and to outline Tenant’s obligations in performing Tenant Improvement Work. Tenants are encouraged to discuss specific issues or questions regarding their space with the Landlord prior to beginning design work.

2	TENANT PERFORMANCE CRITERIA – OCCUPANCY

Tenant is responsible for mitigating activity that could disturb building occupants, disrupt normal operations of building occupants, or create any nuisance condition.

2.1	TENANT CONSTRUCTION WORK PLANS

Tenant is to provide the following work plans for the purpose of minimizing disruption and communicating specific plans and activity within the building, all of which are to be routinely updated and submitted for approval by the Owner

•	Work plans that demonstrate efforts that are to be implemented to minimize disturbance, disruption and nuisance to other occupants

•	Schedule information that explicitly identifies working hours and days and graphically identifies common areas that will be utilized for construction activity and staging

•	Information on specific mitigation measures to be implemented to address, noise, dust, safety, static pressurization, among others

•	Preconstruction survey and testing plan that benchmarks and monitors the operational and physical integrity of the building and building’s systems

•	Information on work limits, egress, construction traffic and circulation

•	Signage and wayfinding plan specifying altered routes or construction staging within common areas

•	Freight elevator plan identifying schedule of times to be used by trades and other occupants within the building

•	Loading dock plan identifying schedule of times and areas to be used by trades and other occupants within the area

•	Security measures to be implemented to (a) restrict public access at all entrances utilized by the construction team and activity and (b) utilize security badge measures for all workers and visitors

•	Utility service schedule that identifies all system shut downs and back up measures to maintain building utility capacity and operations for all tenants

•	Worker conduct and appearance rules that stipulate rules and requirements relating to worker safety, conduct, clothing, smoking, offensive language, entertainment systems, and alcohol consumption.

•

Communication plan that outlines (a) how/where contact information is posted visibly for building occupants and the public for matters relating to emergencies, complaints, and visitor inquiries and (b) updates on key construction milestones and material events to the building

3	TENANT DESIGN CRITERIA– ARCHITECTURE

This Section identifies specific design and construction criteria for the tenant’s interior Tenant Improvements. It is the Landlord’s intent to ensure that the property maintains a high quality environment for tenant uses. Due to potential impacts that might affect other building users or neighbors, tenant fit-out and equipment selections must follow the established criteria that are noted below and be approved by the Landlord in writing.

3.1	ACOUSTICAL

Tenants must be responsible for compliance with the current City of Cambridge Noise Ordinance, in particular with reference to exterior rooftop equipment.

Page | 3

3.2	VIBRATION

Tenant is required to install vibration isolation equipment for emergency generators and other vibration generating equipment.

3.3	CONSTRUCTION AT EXTERIOR WALLS

This section and the associated details in Exhibit A govern Tenant construction at exterior walls, including soffits, column enclosures, partitions, and window treatments. All Tenant construction at exterior walls must adhere to the details in Exhibit B. In order to maintain a consistent building facade, window treatments shall be MechoShade Systems, Inc. “Slimline”, Solar Vertical Fabric “700 Series” and all of matching color (to be prescribed by Landlord) and there shall be no window treatments applied to the interior atrium glazing.

3.4	SIGNAGE

Tenant signage requires Landlord approval and must conform to zoning ordinances and building standards.

3.5	SOUND ATTENUATION

Tenants must utilize a sound attenuating generator enclosure, and ensure that the acoustical performance of the generator compiles with the City of Cambridge Noise Ordinance.

3.6	ROOFTOP EQUIPMENT

Equipment must be located and oriented to provide access for service, not impede access to egress or other tenant’s equipment, and not otherwise create a hazard. All rooftop equipment must be installed in accordance with City of Cambridge rooftop mechanical equipment standards and of a neutral grey/tan/beige color, subject to review by Landlord’s Architect.

3.7	PH ROOM CONTAINMENT

Tenant is to install containment curbs and floor finish in designated areas of the PH rooms in accordance with Exhibit B.

3.8	FLOOR DRAINS

Existing floor drains are to be maintained free of obstructions at all times. Tenant is to install concrete containment curbs and floor drains at tenant installed hot water heaters or other water source equipment.

3.9	ROOFING AND ENVELOPE ALTERATIONS

Any alterations to the building envelope or roofing systems will require a quality acceptance program and inspection .The work performed and the quality assurance program should be performed in accordance with manufacturer and warranty specifications and should include project oversight during construction, field quality inspections/ reports, design peer review of details.

4	TENANT DESIGN CRITERIA - STRUCTURE

•	Tenant Loads

All tenant loads in excess of existing base-building design require Landlord approval. A structural engineer, licensed in the State of Massachusetts, is to provide structural calculations and design for support of excess loads.

Page | 4

5	TENANT DESIGN CRITERIA - MEP & FP

5.1	HVAC CRITERIA

•	Re-Use of Existing Systems

In the event existing equipment or systems are to be re-used, Tenant shall engage factory or warranty specified start up and testing procedures. For RO or wet process systems a pressure integrity test with water shall be required, at a minimum, to ensure system alteration and condition quality, and all testing documentation shall be transmitted to Landlord for record.

•	Design Criteria for HVAC Distribution

Equipment must be sized to adequately maintain a cooling temperature within the Tenant areas of an inside condition of 78°F, dry bulb at 50% relative humidity; with outside condition of 91°F dry bulb and 74°F wet bulb (Mass. State Energy Code).

•	HVAC by Code

All heating, ventilation and air conditioning systems must be designed and installed in conformance with applicable building codes and zoning. Tenant’s HVAC contractors will not be allowed to prepare working drawings unless they are licensed professional engineers in the Commonwealth of Massachusetts.

•	Smoke Detection/Control

Tenant air conditioning units must have duct smoke detector and smoke dampers per Massachusetts State Building Code, NFPA 90A and as required by the Cambridge Fire Department.

•	Tenant Exhaust Systems

Tenant exhaust shall be designed to operate at minimum flow needed to safely occupy (not operational) the tenant space in the event of a loss of: supply air, heating, or cooling. The system should be designed to ensure the building does not freeze or overheat in the event of a loss of supply air.

Tenant must be responsible for providing its own complete design and installation of exhaust system distribution and control within the premises.

•	Hard Ductwork

Supply, return, and exhaust ductwork must be sized, fabricated and installed in accordance with ASHRAE 90A (current edition) and SMACNA standards; minimum sheet metal thickness is 24 gauge. All supply and return (as necessary) ductwork must be installed with fiberglass insulation and vapor barrier. All Ductwork, which passes through fire rated walls, must be equipped with UL approved fire dampers or fire/smoke dampers as required by code, and with adequate access to such dampers. Ductboard or duct tape sealing are not allowed to be used in any application. Any/all duct insulation must meet specifications established by applicable laws and ordinances.

•	Flexible Ductwork

Lightweight duct is to include a core of corrosion resistant wire helix permanently bonded within fabric, insulated with 1 1/2” thick,  3/4 lb. density fiberglass flexible insulation and covered with a fire retardant reinforced vapor barrier. Pressure requirements must be minimum 12” positive and 10” negative. Duct must meet NFPA 90A requirements and be listed as Class 1 Air Duct Material, UL Standard 181 and must be as manufactured by Wiremold Company Type WCK, Thermaflex, Buckley Flexmaster or equal as specified.

Duct leakage testing should be performed in accordance with ASHRE standards.

A maximum of 5’-0” flex duct length must be provided for connection to air distribution devices and be oversized to next largest size required to carry the designated air quantity.

Page | 5

•	Vibration Isolation

All VAV/FPT boxes, exhaust fans, and all vibrating equipment must be suspended with neoprene rubber-in-shear or spring vibration isolators, and must be seismically restrained per Massachusetts State Building Code.

•	Flexible Connections

Provide flexible connections to meet NFPA requirements for all of the above-mentioned equipment, fabricated from synthetic rubber or 29 ounce neoprene coated fiberglass cloth to eliminate transmission of vibration to ductwork.

•	Air Diffusers

Air distribution devices must be ceiling or sidewall mounted registers or diffusers installed as required to achieve distribution in accordance with good engineering practice. All registers and diffusers must have manual volume control devices located in the take-off from the branch supply duct.

•	BMS System

Tenant shall tie all building systems into the existing landlord BMS. If one is not available then the building management systems should be DDC control platforms that is approved by the Landlord. Landlord accepted manufacturers include: Siemens, Johnson Controls Metasys, Andover and Delta Controls. System shall be 100 % native BACnet listed with the BTL (BACnet Testing Lab). This includes ALL Level I and Level II field controllers and workstation software.

•	Commissioning

Tenant shall perform building systems start up and commissioning in accordance with ASHRE standards and provide documentation / start up and commissioning records to Landlord.

5.2	TENANT DESIGN CRITERIA - ELECTRICAL

•	Electrical Acceptance Testing

Upon completion of any alteration to the electrical distribution system. Tenant must submit third party electrical acceptance testing results including IR scan, Breaker testing and a breaker coordination study stamped by a Commonwealth of Massachusetts licensed electrical engineer.

•	Tenant Distribution

The Tenant must be responsible for furnishing and installing all Tenant electrical infrastructure and distribution for their equipment (i.e. UPS, generator, etc.) in a linear and consistent configuration.

•	Light Fixtures

Light fixtures within Tenant space must be furnished and installed by the Tenant and provide a consistent appearance from the exterior of the building.

•	Emergency Lighting, Exit Signs

Emergency egress lighting and exit signs must be battery operated or tied into emergency power.

•	Generator, Exhaust Stacks

Tenants must ensure that the generator exhaust stacks are sized and located to prevent re-entrainment of generator emissions at all building outside air intakes. Tenant shall be responsible for ensuring that associated designs are consistent with applicable City guidelines.

Page | 6

5.3	TENANT DESIGN CRITERIA - PLUMBING

•	Water Meter

Tenant must install its line extension with a water meter and electronic readout (connected to the base building DDC system per Landlord’s specifications) easily accessible to Landlord. Sub-meter specifications are to be approved by Landlord.

•	Gas-fired Water Heater

Water heaters may be natural gas fired, with necessary safety controls and drains per code, based on the Tenant’s water heating needs. Landlord’s written permission for using gas water heaters must be obtained by the Tenant prior to utilizing gas-fired water heaters. The Tenant must provide gas piping to the water heater from the gas meter, gas flues through roof, and combustion/ventilation air in accordance with code.

Drains must be piped to the nearest waste receptor through an approved air gap. All gas-fired water heaters must be approved by and installed in accordance with Massachusetts State Building and Plumbing Codes.

•	Natural Gas Service – Standards

All gas plumbing must be Schedule 40 black iron, per Code and base building specification. All contractor work on gas piping to systems must be qualified and licensed by the Commonwealth of Massachusetts. Benchtop natural gas turrets and fume hood natural gas valves must be press-to-turn locking type. similar to Water-saver, in accordance with Cambridge Fire Department requirements.

5.4	TENANT DESIGN CRITERIA - FIRE PROTECTION

•	Fire Protection System

All modifications, additions, repairs, or relocations to the sprinkler system, or any other system or equipment installed by Landlord which are required for the Tenant’s use prior to occupancy must be performed at the Tenant’s cost and expense.

Plans and calculations must be signed and sealed by a Commonwealth of Massachusetts registered fire protection engineer.

Tenant must generate a sprinkler shop drawing and supply hydraulic calculations stamped by a Massachusetts registered Fire Protection Engineer.

•	Obligation to Maintain Effectiveness of Sprinkler System

Tenant’s fixtures, storage, and other Tenant practices must be subject to code and must not be conducted in such a manner as to hinder the effectiveness of the sprinkler or other fire protection system(s).

•	Fire Dampers

A fire damper must be installed within Tenant’s ductwork where such duct passes through a fire rated wall, at Tenant’s sole cost.

•	Fire Detection and Alarm Systems – Tenant Provision

Tenant must provide a complete fire alarm system within the leased premises, including but not limited to, all necessary labor, detectors, strobes, horns, wiring, etc. necessary for the satisfactory operation of a fire alarm system using Landlord selected manufacturer.

1.	Tenant shall tie all fire alarm systems into the existing landlord fire alarm panel. If one is not available then the system should meet owners specifications based on the site or campus conditions

2.	Upon completion of Tenant fire alarm system, Tenant’s fire alarm contractor must contact Landlord for final point of connection to the fire alarm junction box at Tenant’s expense. Tenant is responsible for the testing of the expanded system in accordance with NFPA 72 and authority having jurisdiction.

Page | 7

3.	Fire alarm devices must be structurally mounted.

4.	Each Tenant must generate a fire alarm drawing and submit to Landlord. Landlord will forward this drawing to the local fire department.

5.	Class “A” system wires must be identified for direction and polarity.

6.	Current ADA guidelines, including state and local codes, must be followed.

7.	Wiring methods must be in accordance with applicable NEC and NFPA 72 codes.

8.	Provide duct smoke detector, locate inside supply duct, downstream of the filters and ahead of any branch connections, on all systems. In addition, any system over 15,000 CFM must provide duct smoke detectors located inside the return duct, upstream of filters, exhaust air connections or outside air connections.

9.	Smoke detectors must be compatible with the existing fire alarm system.

Page | 8

6 EXHIBIT A:

- **Building Design Details**

A
SECOND LEVEL
18'-4"
POCKETED SHADE
50°
TENANT GYP BD
15'-4"
GYP BD AND LIGHT FIXTURE (E)
TENANT GYP BD
TENANT GYP BD
11"
1'- 10 3/4"
3 3/4"
12'-0" MIN
1'-0"
3'- 1 1/2"
TENANT CEILING
SURFACE MOUNTED SHADE, FOR ATTACHMENT RESTRICTIONS SEE DETAILS 15 &16
CURTAIN WALL (FLOOR TO CEILING GLASS) (E)
FIRST LEVEL
+0" = 21.45'
KEY PLAN

1 SECTION– SOFFIT AT WEST FACADE
FIRST LEVEL RETAIL SPACES 111 AND 171

Page | 9

A
POCKETED SHADE
50°
11'-11"
TENANT GYP BD
TENANT GYP BD
1'-11 1/2"
3"
9'-0" MIN
1'-0"
9 1/2"
2'-2 1/2"
SURFACE MOUNTED SHADE, FOR ATTACHMENT RESTRICTIONS SEE DETAIL 15
TENANT CEILING
15'-0"
CURTAIN WALL (FLOOR TO CEILING GLASS) (E)
KEY PLAN

2 SECTION- SOFFIT AT WEST FACADE
SECOND TO FOURTH LEVEL OFFICES SPACES

Page | 10

A
3'-0"
FACE OF
CURTAIN
WALL
SIXTH LEVEL
78'-4"
SURFACE
MOUNTED SHADE,
FOR ATTACHMENT
RESTRICTIONS
SEE DETAILS 15
11'-0"
TENANT
GYP BD
TENANT
GYP BD
CURTAIN
WALL (E)
9'-0"
MIN
1'-0"
6"
9 1/2"
1'-8 1/2"
1'-3 1/2"
TENANT
CEILING

3 SECTION– SOFFIT AT WEST FACADE
FIFTH LEVEL OFFICE SPACE

3
3

KEY PLAN

Page | 11

B
EXT FACE,
PENTHOUSE
MECHANICAL
PENTHOUSE
93'-4"
POCKETED
SHADE
2'-8 1/4"
6'-0 1/4"
EXTERIOR
CANOPY
(E)
ALIGN
TENANT
GYP BD
TENANT
GYP BD
3'-4"
TENANT
CEILING
9'-0"
MIN
1'-0"
1'-2 1/2"
9 1/2"
2'-0"

KEY PLAN

4 SECTION— SOFFIT AT WEST FACADE
SIXTH LEVEL OFFICE SPACE
1/2" = 1'-0"

Page | 12

POCKETED
SHADE
2'-8 3/8"
12'-3 5/8"
ALIGN
TENANT
GYP BD
TENANT
GYP BD
CURTAIN
WALL
9'-0"
MIN
1'-0"
1'-2 1/2"
3 1/2"
1'-6"
TENANT
CEILING
15'-0"
TENANT
COLUMN
ENCLOSURE
16A
TENANT
LAB BENCH/
FURNITURE
5A/B
3'-3 1/2"
TENANT
FURRING
16B
SPANDREL
(E)
KEY PLAN

5 SECTION– SOFFIT AT NORTH FACADE SECOND TO FIFTH LEVEL OFFICE/LAB SPACES

Page | 13

1.2
2'-2 1/2"
EXT FACE,
PENTHOUSE
MECHANICAL
PENTHOUSE
93'-4"
POCKETED
SHADE
2'-8 1/4"
6'-0 1/4"
TENANT
GYP BD
ALIGN
TENANT
COLUMN
ENCLOSURE
CURTAIN
WALL (E)
3'-4"
TENANT
GYP BD
9'-0"
MIN
1'-0"
1'-2 1/4"
3 3/4"
1'-6"
TENANT
CEILING

6
KEY PLAN

6 SECTION—SOFFIT AT NORTH FACADE
SIXTH LEVEL OFFICE/LAB SPACES

Page | 14

L
POCKETED SHADE
CURTAIN WALL FLOOR TO CEILING GLASS (E)
11'-11"
TENANT GYP BD
TENANT GYP BD
9'-0" MIN
TENANT CEILING
1'-0"
1'-0"
2'-3 1/2"
3'-0"
15'-0"
KEY PLAN

7 SECTION— SOFFIT AT EAST FACADE SECOND TO FIFTH LEVEL OFFICE SPACES

Page | 15

K.8
L
FACE OF
MTL PANEL
10'-3"
SKYLIGHT
(E)
T.O. STEEL
104'-4"
METAL
WALL
PANEL
2'-5"
TENANT
GYP BD
ALIGN
TENANT
GYP BD
TENANT
CEILING
TENANT
GYP BD
1'-0"
1'-5"
4"
3'-0 1/2"
4'-9 1/2"

KEY PLAN

8 SECTION– AT EAST FACADE SIXTH LEVEL OFFICE SPACE

Page | 16

L
FACE OF CURTAIN WALL
SECOND LEVEL 18'-4"
8'-6 1/4"
METAL WALL PANEL (E)
TERRA COTTA TILES (E)
TENANT GYP BD 9'-9 3/4"
POCKETED SHADE
18'-4"
ALIGN
9'-4" MIN
1'-0"
1'-2 1/2"
3 1/2"
VISION GLASS (E)
TENANT CEILING
1'-6"
TENANT COLUMN ENCLOSURE
16A
TENANT LAB BENCH/ FURNITURE
15A/B
3'-4"
TENANT FURRING
16B
FIRST LEVEL +0" = 21.45'
9
9

9 SECTION– SOFFIT AT EAST AND SOUTH FACADES FIRST LEVEL OFFICE/LAB SPACE

Page | 17

L
FACE OF
CURTAIN
WALL
POCKETED
SHADE
VERTICAL
FINS
(E)
12'-3 5/8"
ALIGN
TENANT
GYP BD
TENANT
GYP BD
CURTAIN
WALL
(E)
9'-0"
MIN
1'-0"
1'-2 1/2"
3 1/2"
1'-6"
15'-0"
TENANT
16A
TENANT
COLUMN
ENCLOSURE
TENANT
LAB BENCH/
FURNITURE
15A/B
3'-3 1/2"
TENANT
FURRING
16B
10

10 SECTION– SOFFIT AT EAST FACADE
SECOND TO SIXTH LEVEL OFFICE/LAB SPACE

Page | 18

FACE OF CURTAIN WALL
POCKETED SHADE
CURTAIN WALL
ALIGN
TENANT GYP BD
12'-3 5/8"
TENANT GYP BD
TENANT CEILING
1'-2 1/2"
3 1/2"
1'-0"
1'-6"
HORIZ FINS (E)
15'-0"
16A
TENANT RACE WAY
TENANT COLUMN ENCLOSURE
15A/B
TENANT FURRING
16B
3'-3 1/2"
SPANDREL (E)

11 SECTION– SOFFIT AT SOUTH FACADE SECOND TO SIXTH OFFICE/ LAB SPACES

Page | 19

MTL PANEL
(E)
GYP BD
(E)
TENANT
CEILING
TENANT
GYP BD
POCKETED
SHADE
9'-0"
SPRINLER
HEAD
TENANT
GYP BD
1'-0"
1'-6"
3'-0"
1'-0"
2'-0"
15'-0"
ALL GLASS
PANEL
(CLEAR GLASS)
(E)
ALL GLASS
PANEL
(FROSTED GLASS)
(E)
3'-6"
SHELL SPACE
ATRIUM

12

12 SECTION– SOFFIT AT INTERIOR ALL GLASS PARTITION
SECOND TO SIXTH LEVELS

KEY PLAN

Page | 20

13 (NOT USED)

1/2"
1
1/4"
1/2"
6" INTERIOR PARTITION
1/2"
6"
1"
ACOUSTIC SEALANT
VERTICAL MULLION OF CURTAIN WALL (E)
CL OF MULLION

14 PLAN– TYPICAL INTERSECTION OF INTERIOR PARTITION WITH EXTERIOR WALL

Page | 21

INTERIOR FACE OF CURTAIN WALL
7" MAX
FORMED ALUMINUM MATCH COLOR CURTAIN WALL
ALUMINUM UNISTRUT
HORIZONTAL MULLION (E)
SPANDREL (E)
C.L. MULLION TYPICAL

15B SECTION

3/4" MAX SCREW LENGTH
ALIGN
1" MAX
FORMED ALUMINUM MATCH COLOR CURTAIN WALL
ALUMINUM UNISTRUT
HORIZONTAL MULLION (E)
SPANDREL (E)
C.L. MULLION TYPICAL

15A SECTION

15 SECTION– ATTACHMENT TO FACE OF HORIZONTAL MULLION

Page | 22

1'-10"
TENANT COLUMN ENCLOSURE
TENANT FURRING
SPANDREL (E)
CURTAIN WALL (E)
11"
9 1/2"
5" MIN
INT FACE OF CW
CL OF MULLION

16B PLAN

1'-10"
TENANT COLUMN ENCLOSURE
FORMED ALUMINUM
ALUMINUM UNISTRUT
CURTAIN WALL (E)
11"
11"
3 1/2"
INT FACE OF CW
CL OF MULLION

16A PLAN

16 PLAN- TYPICAL COLUMN ENCLOSURE

Page | 23

CL OF PARTITION
INTERIOR
PARTITION
08450
ALL-GLASS
ENTRANCES
08450
SEALANT
08450
ALL-GLASS
PANELS
AT ATRIUM (E)
6"
1/2"

17 PLAN– TYPICAL INTERIOR PARTITION TO ALL–GLASS PANELS AT ATRIUM

3"=1'-0"

Page | 24

7 EXHIBIT B:

- **SK-TM-1 Tenant Curb Detail at PH Rooms**

CORRIDOR
TENANT NEUTRALIZATION SPACE
1A
50 MIL POLY.
EPOXY COATING BY:
DUR-A-FLEX DUR-A-QUARTZ
COLOR #Q28-27
8"
2 - #4 REBARS CONT.
8"
CONTINUOUS
CONCRETE CURB
ROUGHEN EXISTING
CONCRETE TO
ACCEPT NEW CURB
#4 REBAR @ 12" O.C.
EMBED INTO EXIST. SLAB 2 3/

TENANT NEUTRALIZATION SPACE
4" 4"
TENANT NEUTRALIZATION SPACE
CAGE BY:
WIRECRAFTERS, LOUISVILLE, KY
EPOXY COATING BY:
DUR-A-FLEX DUR-A-QUARTZ
COLOR #Q28-27
EPOXY COATING BY:
DUR-A-FLEX DUR-A-QUARTZ
COLOR #Q28-27
#4 REBAR @ 12" O.C. EMBED
INTO EXIST. SLAB 2 3/4"
8"
2 - #4 REBARS CONT.
CONTINUOUS
CONCRETE CURB (NIC)
ROUGHEN EXISTING
CONCRETE TO ACCEPT
NEW CURB

Page | 25

EXHIBIT G

TENANT’S PERSONAL PROPERTY

G-1

EXHIBIT H

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-650 E Kendall B LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at 650 East Kendall Street, Cambridge, Massachusetts (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [            ], 20[    ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[            ]][, and the amount of security deposit is $[            ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. To the best of Tenant’s knowledge, Landlord is not in default under the Lease. The Lease is in full force and effect, free from default by Tenant and free from any event that could become a default by Tenant under the Lease, and, to the best of Tenant’s knowledge,

H-1

Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [            ]].

8. Tenant has no rights or options to purchase the Property.

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Property in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [            ] day of [            ], 20[    ].

[            ],

a [            ]

By:
Name:
Title:

H-2

EXHIBIT I

SNDA

I-1

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: WELLS FARGO BANK, NATIONAL ASSOCIATION 401 B STREET, SUITE 1100 SAN DIEGO, CALIFORNIA 92101 Attn:

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Mortgage)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of             , 2012, by and among BMR-650 E KENDALL B LLC, a Delaware limited liability company (“Owner”), AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent for the Lenders party to the Loan Agreement described below (“Administrative Agent”).

R E C I T A L S

A.	Pursuant to the terms and provisions of a lease dated , 2012 (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Owner has executed that certain Construction Mortgage and Security Agreement, dated as of February 8, 2008, in favor Administrative Agent, which Construction Mortgage and Security Agreement was recorded in the Middlesex S.D. Registry of Deeds in Book 50720, Page 573 (the “Mortgage”). The Mortgage secures, among other things, Owner’s obligations under (i) that certain Loan Agreement, dated as of February 8, 2008, as amended, among Owner, the lenders party thereto (each, a “Lender” and, collectively, “Lenders”), and Administrative Agent, (ii) those certain promissory notes, dated as of February 8, 2008, executed by Owner and payable to the order of Lenders (collectively, the “Note”) in the current maximum principal sum of ONE HUNDRED THIRTY-EIGHT MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($138,975,000), which Note is payable with interest and upon the terms and conditions described therein and in the Loan Agreement (the “Loan”), and the other Loan Documents (as defined in the Loan Agreement).

C.	As a condition to Administrative Agent’s approval of the Lease in accordance with the Loan Agreement, Administrative Agent requires that the Mortgage be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Mortgage.

Loan No. LOAN NO.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Administrative Agent.

NOW THEREFORE, for valuable consideration and to induce Administrative Agent to make the Loan, Owner and Lessee hereby agree for the benefit of Administrative Agent as follows:

1.	SUBORDINATION. Subject to the express terms of this Agreement, Owner and Lessee hereby agree that:

1.1	Prior Lien. The lien of the Mortgage in favor of Administrative Agent, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Mortgage), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Administrative Agent would not have consented to Owner’s execution of the Lease without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Mortgage and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Administrative Agent, that:

1.4	Use of Proceeds. Administrative Agent, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Administrative Agent represented that it will, see to the application of such proceeds by the person or persons to whom Administrative Agent disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Mortgage and understands that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Administrative Agent and Lenders and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Administrative Agent.

3.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Administrative Agent is the Mortgagee under the Mortgage:

3.1	Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent. The foregoing shall not apply to any modification, amendment, termination or cancellation of the Lease that either (i) is expressly provided for in Section 13.4 of the Lease, or (ii) where such rights may be effected unilaterally by Lessee, without any consent of the Owner and are expressly provided for under the terms of Sections 24.1, 24.2, or 25.1 of the Lease, or (iii) is executed in connection with a change of the size of the Premises under the second paragraph of Section 1.1, a reduction of the size of the Premises under Section 29.8, or any extension of the term under Article 42, or any increase in the size of the Premises under Article 43 or 44 of the Lease;

2

Loan No. LOAN NO.

3.2	Notice of Default. Lessee will notify Administrative Agent in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Administrative Agent has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Administrative Agent, if Administrative Agent cures such default within a reasonable time, and in no event more than fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Administrative Agent within such fifteen (15) day period, the commencement of action by Administrative Agent within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Administrative Agent pursues such cure with diligence. The foregoing shall in no event limit Lessee’s rights under Section 18.3 of the Lease;

3.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

3.4	Assignment of Rents. Upon receipt by Lessee of written notice from Administrative Agent that Administrative Agent has elected to terminate the license granted to Lessor to collect rents, as provided in the Mortgage, and directing the payment of rents by Lessee to Administrative Agent, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Mortgage. Owner expressly agrees and consents to the foregoing, and any amounts so paid by Lessee (regardless of how applied) to Administrative Agent shall be credited to Lessee’s obligations under the Lease.

4.	ATTORNMENT. In the event of a foreclosure under the Mortgage, and subject to the provisions of Section 5, below, Lessee agrees for the benefit of Administrative Agent (including for this purpose any transferee of Administrative Agent or any transferee of Lessor’s title in and to the Property by Administrative Agent’s exercise of the remedy of sale by foreclosure under the Mortgage) as follows:

4.1	Payment of Rent. Lessee shall pay to Administrative Agent, as and when the same become due and payable, all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

4.2	Continuation of Performance. Lessee shall be bound to Administrative Agent in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Administrative Agent as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Administrative Agent succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

4.3	No Offset. Administrative Agent shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease prior to the date of such foreclosure (nothing in this clause being intended to deny Lessee of the benefits of offsets or defenses exercised against the Lessor prior to the date of such foreclosure, or to deny the Lessee the right to offsets or defenses under the Lease arising out of the acts or omissions of Administrative Agent as landlord from and after the date of such foreclosure), or for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Administrative Agent (Administrative Agent acknowledges that Lessee has delivered a Letter of Credit to Owner in the amount of $ , as the security deposit under the Lease, and that such Letter of Credit has been received by Administrative Agent, subject to the terms and conditions of the Lease); and

4.4	Subsequent Transfer. If Administrative Agent, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Administrative Agent, all of such obligations shall terminate as to Administrative Agent and such further transferee shall be deemed to assume the covenants and obligations of Lessor thereafter pursuant to Section 34 of the Lease.

3

Loan No. LOAN NO.

5.	NON-DISTURBANCE. In the event of a foreclosure under the Mortgage (or any other deed, assignment or conveyance or transfer in lieu thereof), so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease (continuing uncured beyond the expiration of any applicable cure period), Administrative Agent agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, and that Lessee’s rights and privileges under the Lease shall not be disturbed, but rather the Lease shall continue in full force and effect and Administrative Agent shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Administrative Agent agree that the following provisions of the Lease (if any) shall not be binding on Administrative Agent: any option to purchase with respect to the Property; or any right of first refusal to purchase the Property.

6. MISCELLANEOUS.

6.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

6.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Administrative Agent appearing below:

“OWNER”

BMR-650 E KENDALL B LLC

C/O BIOMED REALTY, L.P.

17190 BERNARDO CENTER DRIVE

SAN DIEGO, CALIFORNIA 92128

ATTN: OFFICE OF THE GENERAL COUNSEL

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

401 B STREET, SUITE 1100

SAN DIEGO, CALIFORNIA 92101

Attn:

“LESSEE”

AVEO PHARMACEUTICALS, INC.

75 SIDNEY STREET

CAMBRIDGE, MA 02139

ATTN: CHIEF CORPORATE COUNSEL

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

6.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

6.4	Remedies Cumulative. All rights of Administrative Agent herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and Lessor or others; and

4

Loan No. LOAN NO.

6.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

INCORPORATION. Exhibit A attached hereto and incorporated herein by this reference.

5

Loan No. LOAN NO.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

BMR-650 E KENDALL B LLC, a Delaware limited liability company

By:	BMR-PR II LLC, a Delaware limited liability company, its sole member

	By:	BMR-JV I Holdings, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK,
NATIONAL ASSOCIATION
By:
Name:
Title:

“LESSEE”

AVEO PHARMACEUTICALS, INC.

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

6

Loan No. LOAN NO.

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of             , 2012, executed by BMR-650 E KENDALL B LLC, a Delaware limited liability company , as “Owner”, NAME OF LESSEE HERE, as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”.

All that certain real property located in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

A parcel of land in Cambridge, Middlesex County, Massachusetts, shown as “Parcel B” on a plan of land entitled, “Kendall Square, Subdivision Plan of Land in Cambridge, Massachusetts, Middlesex County”, Scale 1”=50’, dated May, 2002, prepared by Gunther Engineering, Inc., Sheet 1 of 6, recorded with the Middlesex S.D. Registry of Deeds as Instrument No. 975 on July 19, 2002 (Plan No. 759 of 2002).

Together with the benefits of the rights and easements set forth in the “Declaration of Covenants, Easements and Restrictions” dated July 17, 2002 and recorded with said Deeds in Book 35927, Page 246.

7

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF                      SS.

On this     day of             , 20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which was a Massachusetts drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(Notarial Seal/Stamp)

Notary Public

My commission expires	.

EXHIBIT J

ROOFTOP INSTALLATION AREA

[see attached]

J-1

J-2

EXHIBIT K

KENDALL SQUARE

[see attached]

K-1

"Skybowl" Landscape Feature
Restroom & Concession Pavilion
LINSKEY WAY
THIRD STREET
SECOND STREET
ATHENAEUM STREET
KENDALL STREET
BROAD CANAL WAY
BROAD CANAL
NORTH PLAZA
SOUTH PLAZA
A
B
C
D
E
F
G
675 West Kendall St.
Life Science With Retail
650 East Kendall St.
Life Science With Retail
Parking Below Grade
585 Kendall St.
Performing Arts Center
Seasonal Skating Rink and Multi-Use Plaza
500 Kendall St.
Office With Retail
350 Third St.
Residential With Retail
450 Kendall St.
Residential
Boating Facility
250 Kendall St.
Hotel With Retail
350 Kendall St.
Garage Lobby With Retail

K-2

EXHIBIT L

TENANT’S SIGNAGE LOCATION

[see attached]

L-1

650 EAST KENDALL STREET

= Potential Exterior Signage Location

1 WEST ELEVATION

L-2